     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1997


                                                      REGISTRATION NO. 333-21091

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              NEVADA POWER COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                        NEVADA                                          88-0045330
   (State or Other Jurisdiction of Incorporation or      (I.R.S. Employer Identification Number)
                     Organization)

                        NVP CAPITAL I AND NVP CAPITAL II
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                                     TO BE APPLIED FOR
 (State or Other Jurisdiction of Incorporation       (I.R.S. Employer Identification Number)
               or Organization)

   6226 WEST SAHARA AVENUE, LAS VEGAS, NEVADA 89102, TELEPHONE (702) 367-5000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrants' Principal Executive Offices)

         CHARLES A. LENZIE, CHAIRMAN OF THE BOARD, NEVADA POWER COMPANY
        P. O. BOX 230, LAS VEGAS, NEVADA 89151, TELEPHONE (702) 367-5000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            ------------------------

                                   COPIES TO:

        Glen E. Stephens, Esq.                   Robert A. Yolles, Esq.
        Best Best & Krieger LLP                Jones, Day, Reavis & Pogue
            P. O. Box 1028                        77 West Wacker Drive
      Riverside, California 92502                Chicago, Illinois 60601

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    WHEN MARKET CONDITIONS WARRANT AFTER THIS REGISTRATION STATEMENT BECOMES
                                   EFFECTIVE.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 13, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED
                                 MARCH 13, 1997
                         5,000,000 PREFERRED SECURITIES

                                 NVP CAPITAL I

               % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES,
                             SERIES A (QUIPS-SM-)*

              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                      GUARANTEED, AS SET FORTH HEREIN, BY

                              NEVADA POWER COMPANY

    The   % Cumulative Quarterly Income Preferred Securities, Series A (the
"Series A QUIPS"), offered hereby represent undivided beneficial interests in the assets of NVP Capital I, a trust formed under the laws of the State of Delaware (the "Series A Issuer"). Nevada Power Company, a Nevada corporation ("Nevada Power"), will be the owner of all of the beneficial interests represented by common securities of the Series A Issuer ("Series A Common Securities"). IBJ Schroder Bank & Trust Company ("IBJ Schroder") is the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing the Series A QUIPS and the Series A Common Securities and investing
the proceeds thereof in   % Junior Subordinated Deferrable Interest Debentures,
Series A (the "Series A QUIDS"-SM-)*, to be issued by Nevada Power. The Series A
QUIDS will mature on             , 2037, which date may be extended to a date
not later than             , 2046 if certain conditions are met, and are
redeemable prior to maturity at Nevada Power's option as hereinafter described. The Series A QUIPS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of QUIPS-- Subordination of Common Securities" in the accompanying Prospectus.

                                                        (CONTINUED ON NEXT PAGE)
                                 --------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A QUIPS.
                                 --------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
                    OR THE PROSPECTUS TO WHICH IT RELATES.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                                        PROCEEDS TO THE
                                                                   INITIAL PUBLIC     UNDERWRITING          SERIES A
                                                                   OFFERING PRICE     COMMISSION(1)       ISSUER(2)(3)
                                                                   --------------  -------------------  ----------------
Per Series A QUIPS...............................................   $                          (2)        $
Total............................................................   $                          (2)        $

--------------
(1) The Series A Issuer and Nevada Power have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".

(2) In view of the fact that the proceeds of the sale of the Series A QUIPS will be used to purchase the Series A QUIDS, the Underwriting Agreement provides that Nevada Power will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of
    such proceeds, $      per Series A QUIPS (or $      in the aggregate). See
    "Underwriting".

(3) Expenses of the offering, which are payable by Nevada Power, are estimated
    to be $          .
                                ----------------

    The Series A QUIPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A QUIPS will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about
            , 1997, against payment therefor in immediately available funds.
----------------
* QUIPS and QUIDS are servicemarks of Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.                                   DEAN WITTER REYNOLDS INC.

LEGG MASON WOOD WALKER        MERRILL LYNCH & CO.       PAINEWEBBER INCORPORATED
        INCORPORATED
                               ------------------

         The date of this Prospectus Supplement is             , 1997.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A QUIPS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                                 --------------

(CONTINUED FROM PREVIOUS PAGE)

    Holders of the Series A QUIPS will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and
December of each year, commencing         , 1997, at the annual rate of   % of
the liquidation preference of $25 per Series A QUIPS ("Distributions"). So long as no Debenture Event of Default has occurred and is continuing, Nevada Power has the right to defer payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date (as defined herein) of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), Nevada Power may elect to begin a new Extension Period subject to the requirements set forth herein. At the end of each Extension Period, Nevada Power shall pay all interest then accrued and unpaid together with interest on all such accrued and unpaid amounts calculated at the applicable rate. During an Extension Period, Nevada Power may prepay any deferred interest prior to the end of an Extension Period in whole or in part on any Interest Payment Date. If interest payments on the Series A QUIDS are so deferred, Distributions on the Series A QUIPS will also be deferred and Nevada Power will not be permitted and no subsidiary of Nevada Power will be permitted, subject to certain exceptions set forth herein, to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that ranks PARI PASSU with or junior in right of payment to the Series A QUIDS, or make any guarantee payments with respect to any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A QUIDS. During an Extension Period, interest on the Series A QUIDS will continue to accrue (and the amount of Distributions to which holders of the
Series A QUIPS are entitled will accumulate at the rate of   % per annum,
compounded quarterly) and holders of Series A QUIPS will be required to accrue interest income in the form original issue discount ("OID") for United States federal income tax purposes as described herein. See "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Payments of Interest".

    The Series A Guarantee of Nevada Power guarantees the payment of Distributions and payments on liquidation or redemption of the Series A QUIPS, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If Nevada Power does not make interest payments on the Series A QUIDS held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A QUIPS. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Series A QUIPS may institute a legal proceeding directly against Nevada Power to enforce payment of such Distributions to such holder. The Series A Guarantee, when taken together with the obligations of Nevada Power under the Series A QUIDS, the Indenture under which the Series A QUIDS are being issued, the Trust Agreement creating the Series A Issuer and the Expense Agreement described herein, provide a full, irrevocable and unconditional guarantee on a subordinated basis of amounts due on the Series A QUIPS. See "Risk Factors--Rights Under the Series A Guarantee; Limited Funds Available to Series A Issuer"; see also "Relationship Among the QUIPS, the Corresponding QUIDS and the Guarantees" in the accompanying Prospectus. The obligations of Nevada Power under the Series A Guarantee and the Series A QUIDS are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of QUIDS-- Subordination" in the accompanying Prospectus) of Nevada Power.

    As of December 31, 1996, Nevada Power had approximately $900 million aggregate principal amount of Senior Debt outstanding. At that date, the amount of obligations of Nevada Power on a parity with the Series A QUIDS and the Series A Guarantee aggregated approximately $480 million, consisting primarily of accounts payable, accrued liabilities, including taxes, interest and deposits, and deferred credits and other liabilities all arising in the ordinary course of business. Such amount excludes commitments or contingencies in respect of existing or future obligations for (by way of example) construction expenditures, fuel and purchased power obligations and operating lease obligations. Neither the terms of the Series A QUIDS nor the Series A Guarantee place any limitation on the amount of Senior Debt, parity obligations or other indebtedness that may be incurred by Nevada Power. See "Description of QUIDS-- Subordination" in the accompanying Prospectus.

    The Series A QUIPS are subject to mandatory redemption, in whole or in part, upon repayment of the Series A QUIDS at maturity or their earlier redemption in an amount equal to the amount of related Series A QUIDS maturing or being redeemed at a redemption price ("Redemption Price") equal to the aggregate liquidation preference of such Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption. See "Description of QUIPS--Redemption Procedures". The Series A QUIDS are redeemable prior to
maturity at the option of Nevada Power (i) on or after            , 2002, in
whole at any time or in part from time to time or (ii) at any time, in whole (but not in part) upon the occurrence and continuation of a Special Event (as defined herein), in each case subject to the further conditions described under "Description of QUIDS--Redemption" and "Description of Corresponding QUIDS--Optional Redemption" in the accompanying Prospectus. The redemption price in either such event will equal 100% of the principal amount of Series A QUIDS to be redeemed plus accrued and unpaid interest thereon to the date of redemption.

    At any time, Nevada Power will have the right to terminate the Series A Issuer and cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer. If Nevada Power elects to liquidate the Series A Issuer and thereby causes the Series A QUIDS to be distributed to holders of the Series A QUIPS in liquidation of the Series A Issuer, Nevada Power may shorten or extend the maturity of such Series A QUIDS, except that it can only extend the maturity if certain conditions are met. See "Certain Terms of Series A QUIPS--Special Event Redemption or Distribution of Series A QUIDS".

    In the event of the liquidation of the Series A Issuer, after satisfaction of the creditors of the Series A Issuer as provided by applicable law, the holders of the Series A QUIPS will be entitled to receive a liquidation preference of $25 per Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A QUIDS, subject to certain exceptions. See "Description of QUIPS--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

    Application has been made to list the Series A QUIPS on the New York Stock Exchange (the "NYSE") under the symbol 'NVPPr'. Trading of the Series A QUIPS on the NYSE is expected to commence within 30 days after the initial delivery of the Series A QUIPS. If the Series A QUIDS are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, Nevada Power will use its best efforts to list the Series A QUIDS on the NYSE or such other stock exchanges, if any, on which the Series A QUIPS are then listed.

    The Series A QUIPS will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A QUIPS in certificated form will not be issued in exchange for the global certificates. See "Description of QUIPS--Book-Entry Issuance" in the accompanying Prospectus.

    THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. AS USED HEREIN, (I) THE "INDENTURE" MEANS THE JUNIOR SUBORDINATED INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, INCLUDING THE FIRST SUPPLEMENTAL INDENTURE RELATING TO THE SERIES A QUIDS, BETWEEN NEVADA POWER AND IBJ SCHRODER AS TRUSTEE (THE "DEBENTURE TRUSTEE"), AND (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT AMONG NEVADA POWER, AS DEPOSITOR, IBJ SCHRODER, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE") AND DELAWARE TRUST CAPITAL MANAGEMENT, INC., AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND DELAWARE TRUSTEE, THE "ISSUER TRUSTEES") AND THE HOLDERS AS DEFINED THEREIN. EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS SUPPLEMENT HAS THE MEANING SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

    Prospective purchasers of the Series A QUIPS should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

DEPENDENCE OF SERIES A ISSUER ON NEVADA POWER FOR FUNDS; SUBORDINATION OF THE
  SERIES A GUARANTEE AND THE SERIES A QUIDS

    The ability of the Series A Issuer to pay amounts due on the Series A QUIPS is solely dependent upon Nevada Power making payments on the Series A QUIDS as and when required.

    The obligations of Nevada Power under the Series A Guarantee and the Series A QUIDS issued by Nevada Power for the benefit of the holders of Series A QUIPS are unsecured and rank subordinate and junior in right of payment to all Senior Debt of Nevada Power. As of December 31, 1996, Nevada Power had approximately $900 million aggregate principal amount of Senior Debt outstanding. At that date, the amount of obligations of Nevada Power on a parity with the Series A QUIDS and the Series A Guarantee aggregated approximately $480 million, consisting primarily of accounts payable, accrued liabilities, including taxes, interest and deposits, and deferred credits and other liabilities, all arising in the ordinary course of business. Such amount excludes commitments or contingencies in respect of existing or future obligations for (by way of example) construction expenditures, fuel and purchased power obligations and operating lease obligations. Neither the Indenture, the Series A Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Nevada Power, whether under the Indenture or any existing or other indenture that Nevada Power may enter into in the future or otherwise, including, without limitation, Nevada Power's Indenture of Mortgage and Deed of Trust dated October 1, 1953 entered into with Banker's Trust Company, together with supplemental indentures thereto heretofore or hereafter entered into (the "Mortgage Indenture"). Furthermore, there are no provisions in the Indenture, the Series A Guarantee or the Trust Agreement, or any other existing agreement, that afford holders of Series A QUIPS or Series A QUIDS protection in the event of a highly leveraged or similar transaction involving Nevada Power, whether or not involving a change in control of Nevada Power. At December 31, 1996, the aggregate principal amount of indebtedness outstanding under the Mortgage Indenture was $443 million, all of which is secured by a first mortgage lien and security interest in substantially all of the tangible property of Nevada Power. The Series A QUIDS and the Series A Guarantee also will be effectively subordinated to all obligations of Nevada Power's subsidiaries. See "Description of Guarantees--Status of the Guarantees" and "Description of QUIDS--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; POTENTIAL MARKET
  VOLATILITY DURING EXTENSION PERIOD

    So long as no Event of Default under the Indenture has occurred and is continuing, Nevada Power has the right under the Indenture to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Maturity Date of the Series A QUIDS. At the end of each Extension Period, Nevada Power shall pay all interest then accrued and unpaid together with interest on all such accrued and unpaid amounts calculated at the applicable rate. During an Extension Period, Nevada Power may prepay any deferred interest prior to the end of an Extension Period in whole or in part on any Interest Payment Date. Upon the termination of any Extension Period and the payment of all payments then due on any Interest Payment Date, Nevada Power may elect to begin a new Extension Period subject to the above requirements. If interest payments on the Series A QUIDS are so deferred, Distributions on the Series A QUIPS will also be deferred and Nevada Power will not be permitted, and no subsidiary of Nevada Power will be permitted, to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that ranks PARI PASSU with or junior in right of payment to the Series A QUIDS, or make any guarantee payments with respect to any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of Nevada Power, (b) redemptions or purchases of any rights pursuant to Nevada Power's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under Nevada Power's Stock Purchase and Dividend Reinvestment Plan and any of Nevada Power's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Nevada Power or any of its subsidiaries). During an Extension Period, interest on the Series A QUIDS will continue to accrue (and the amount of Distributions to which holders of the Series A QUIPS are entitled
will accumulate at the rate of   % per annum, compounded quarterly) and holders
of Series A QUIDS will be required to accrued interest income in the form of OID for the United States federal income tax purposes in advance of receipt of cash related to such income. See "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount".

    Should an Extension Period occur, a holder of Series A QUIPS will accrue income (in the form of OID) in respect of its pro rata share of the Series A QUIDS held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of Series A QUIPS will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A QUIPS prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Payments of Interest", "--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Sale or Redemption of Series A QUIPS".

    Nevada Power has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A QUIDS. However, should Nevada Power elect to exercise such right in the future, the market price of the Series A QUIPS is likely to be adversely affected. A holder that disposes of its Series A QUIPS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A QUIPS. In addition, as a result of the existence of Nevada Power's right to defer interest payments, the market price of the Series A QUIPS (which represent preferred undivided beneficial interests in the Series A QUIDS) may be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.

RIGHTS UNDER THE SERIES A GUARANTEE; LIMITED FUNDS AVAILABLE TO SERIES A ISSUER

    The Series A Guarantee guarantees to the holders of the Series A QUIPS the following payments to the extent not paid by the Series A Issuer, (i) any accumulated and unpaid Distributions required to be paid on the Series A QUIPS, if and to the extent that the Property Trustee has available at such time in the payment account funds sufficient to make such payment, (ii) the Redemption Price with respect to any Series A QUIPS called for redemption, but only to the extent that the Property Trustee has available when due, in the payment account, funds sufficient to make such payment, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A QUIDS are distributed to holders of the Series A QUIPS), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions to the date of payment but only to the extent that the Property Trustee has available when due, in the payment account, funds sufficient to make such payment (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A QUIPS in liquidation of the Series A Issuer. If Nevada Power were to default on its obligation to pay amounts payable under the Series A QUIDS, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A QUIPS or otherwise, and, in such event, holders of the Series A QUIPS would not be able to rely upon the Series A Guarantee for payment of such amounts. In addition, the Series A Guarantee will constitute an unsecured obligation of Nevada Power and will rank subordinate and junior in right of payment to all Senior Debt of Nevada Power.

SPECIAL EVENT REDEMPTION

    Upon the occurrence and continuation of a Special Event (as defined under "Description of QUIDS--Redemption"), Nevada Power has the right to redeem the Series A QUIDS in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Series A QUIPS at the Redemption Price.

    On February 6, 1997, President Clinton released his fiscal year 1998 budget proposal, which contains a number of proposed tax law changes (the "Proposed Legislation"). The Proposed Legislation would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Proposed Legislation would also generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, in the case of an instrument with a maximum term of more than 15 years issued to a related party (other than a corporation), if the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Proposed Legislation, if enacted into law, are proposed to be effective generally for instruments issued on or after the date of first committee action in Congress. Nevada Power has been advised that the date of first committee action is intended to be the effective date designated by the tax-writing committees of Congress if the proposals are included in a bill that is adopted by Congress. Although there can be no assurance, Nevada Power believes that any such effective date would not be prior to the date on which the Series A QUIPS are issued. Based on the proposed effective date, if the Proposed Legislation were to be enacted in the form proposed, the above-described provisions should not apply to the Series A QUIDS. If either provision were to apply to the Series A QUIDS, Nevada Power would be unable to deduct interest on the Series A QUIDS.

    Nevada Power believes that, under current law, it will be able to deduct interest on the Series A QUIDS. Although the above-described provisions of the Proposed Legislation in the form proposed should not apply to the Series A QUIDS, given the proposed effective date, there can be no assurance that future legislation will not be introduced and enacted which would adversely affect the ability of Nevada Power to deduct interest on the Series A QUIDS or otherwise affect the tax treatment of the transaction described herein. A change in the deductibility of interest and certain other changes could give rise to a Tax

Event, which may permit Nevada Power to cause a redemption of the Series A QUIPS, as described more fully in the accompanying Prospectus under "Description of QUIPS--Redemption--Special Event Redemption or Distribution of Corresponding QUIDS". See "Certain Federal Income Tax Consequences."

DISTRIBUTION OF SERIES A QUIDS UPON TERMINATION; POTENTIAL ADVERSE EFFECT UPON
  MARKET PRICE

    Nevada Power has the right to terminate the Series A Issuer at any time and, after satisfaction of liabilities to creditors of the Series A Issuer, cause the Series A QUIDS to be distributed to the holders of Series A QUIPS in liquidation of the Series A Issuer. There can be no assurance as to the market prices for Series A QUIDS that may be distributed in exchange for Series A QUIPS if a liquidation of the Series A Issuer occurs. See "Certain Terms of Series A QUIPS--Special Event Redemption or Distribution of Series A QUIDS". If the Series A QUIDS are so distributed, Nevada Power will use its best efforts to have the Series A QUIDS listed on the NYSE or on such other exchange as the Series A QUIDS are then listed or traded.

    Series A QUIDS that a holder of Series A QUIPS may receive on termination and liquidation of the Series A Issuer may trade at a discount to the price that the investor paid to purchase the Series A QUIPS offered hereby. Because holders of Series A QUIPS may receive Series A QUIDS on termination of the Series A Issuer, prospective purchasers of Series A QUIPS are also making an investment decision with regard to the Series A QUIDS and should carefully review all the information regarding the Series A QUIDS contained herein. See "Certain Federal Income Tax Consequences" herein and "Description of QUIPS--Redemption--Special Event Redemption or Distribution of Corresponding QUIDS" and "Description of Corresponding QUIDS--General" in the accompanying Prospectus.

    Under current United States federal income tax law and interpretations, a distribution of the Series A QUIDS upon liquidation of the Series A Issuer should not be a taxable event to holders of the Series A QUIPS. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to the holders of the Series A QUIPS. See "Certain Federal Income Tax Consequences--Distribution of Series A QUIDS to Holders of Series A QUIPS".

LIMITED VOTING RIGHTS

    Holders of Series A QUIPS will generally have limited voting rights relating only to the modification of the Series A QUIPS and the dissolution, winding-up or liquidation of the Series A Issuer. Holders of Series A QUIPS will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of the Series A Common Securities except upon the occurrence of certain events described herein. The Issuer Trustees and Nevada Power may amend the Trust Agreement without the consent of holders of Series A QUIPS to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of QUIPS--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

NO ESTABLISHED TRADING MARKET FOR THE SERIES A QUIPS; TRADING PRICE; POTENTIAL
  ADVERSE INCOME TAX EFFECT

    Application has been made to list the Series A QUIPS on the NYSE. If approved for listing, should an Extension Period occur, the Series A QUIPS may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A QUIDS. A holder of Series A QUIPS that disposes of its Series A QUIPS between record dates for payments of Distributions will nevertheless be required to include in income as ordinary OID income an amount equal to the accrued but unpaid interest on the Series A QUIDS through the date of disposition and to add such amount to its adjusted tax basis in such holder's pro rata share of the underlying Series A QUIDS deemed disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include the full amount of any accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences-- Sale or Redemption of Series A QUIPS".

                                 NVP CAPITAL I

    NVP Capital I is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by Nevada Power, as Depositor, IBJ Schroder, as Property Trustee, and Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 31, 1997. The Trust Agreement will be qualified under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"). The Series A Issuer's business and affairs are conducted by the Issuer Trustees: IBJ Schroder, as Property Trustee, and Delaware Trust Capital Management, Inc., as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with Nevada Power. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A QUIPS and Series A Common Securities, (ii) using the proceeds from the sale of Series A QUIPS and Series A Common Securities to acquire Series A QUIDS issued by Nevada Power,
(iii) receiving payments to be made with respect to the Series A QUIDS and disbursing such payments in accordance with the terms of the Trust Agreement and
(iv) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Series A QUIDS will be the sole assets of the Series A Issuer, and payments under the Series A QUIDS will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by Nevada Power. The Series A Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Series A QUIPS, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of Nevada Power as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series A QUIPS. See "Description of QUIPS--Subordination of Common Securities" in the accompanying Prospectus. Nevada Power will acquire Series A Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is 6226 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Secretary, and its telephone number is (702) 367-5000. See "The Issuers" in the accompanying Prospectus.

                              NEVADA POWER COMPANY

    Nevada Power, incorporated under the laws of Nevada in 1929, is an operating public utility engaged in the electric utility business in the City of Las Vegas and vicinity in Southern Nevada. As of September 30, 1996, Nevada Power served approximately 478,620 customers in its service area which has a population of approximately 1,250,000. For the year 1995, Nevada Power's electric energy requirements were obtained from the following sources: coal generation--43%, oil and natural gas--13%, and purchased power, including hydroelectric--44%.

    Growth in Nevada Power's service territory is continuing at a rapid pace. Nevada Power's customer base grew at annual rates of 7.2%, 6.0% and 6.0% during 1996, 1995 and 1994, respectively. Kilowatthour sales increased 13.1%, 1.4% and 7.1% during 1996, 1995 and 1994, respectively.

    The principal executive offices of Nevada Power are located in Las Vegas, Nevada, and its mailing address is P.O. Box 230, Las Vegas, Nevada 89151, telephone number (702) 367-5000.

RECENT DEVELOPMENTS

    In January 1997, the Public Service Commission of Nevada ("PSCN") approved Nevada Power's request to reduce customers' rates by nearly $45 million on an annual basis. Nevada Power's reductions of its own fuel costs, combined with its ability to take advantage of low fuel prices for purchased power in wholesale markets resulted in the largest single rate reduction in Nevada Power's history. In January 1997, the PSCN also rendered its decision in a separate matter involving a long-standing dispute between Nevada Power, the PSCN Staff and the Office of Consumer Advocate, involving various coal contracting matters, and ordered a one-time reduction in customer rates of approximately $8.5 million. The decision on the coal contracting matters will result in a $5.5 million after tax reduction in fourth quarter 1996 earnings available to common shareholders or approximately $0.11 per average common share.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges for Nevada Power for the periods indicated:

                                                       SEPTEMBER 30,                          DECEMBER 31,
                                                    --------------------  -----------------------------------------------------
                                                      1996       1995       1995       1994       1993       1992       1991
                                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------
Twelve Months Ratio of Earnings to Fixed
 Charges..........................................       3.02       2.92       2.84       3.11       2.90       2.42       1.89

    In computing the ratio, earnings represent income before interest expenses, plus income taxes; fixed charges represent the total of interest on long-term debt, amortization of debt discount, premiums and expenses, other interest, plus one-third annual rentals.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Series A QUIPS will be invested by the Series A Issuer in Series A QUIDS. Nevada Power intends that the proceeds from the sale will be used for general corporate utility purposes, which may include the purchase or redemption of one or more series of its preferred stock, capital expenditures, the reduction of short-term borrowings and working capital.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of Nevada Power and, accordingly, the accounts of the Series A Issuer will be included in the financial statements of Nevada Power. The Series A QUIPS will be presented as a separate line item in the balance sheet of Nevada Power and appropriate disclosures about the Series A QUIPS, the Series A Guarantee and the Series A QUIDS will be included in the notes to the financial statements. For financial reporting purposes, Nevada Power will record Distributions payable on the Series A QUIPS as an expense.

                                 CAPITALIZATION

    The following table sets forth the capitalization of Nevada Power, the Series A Issuer and Nevada Power's subsidiaries as of September 30, 1996 and as adjusted to give effect to the sale of $125 million Series A QUIPS, the assumed application of a portion of the proceeds therefrom to redeem all of Nevada Power's outstanding preferred stock and the sale in October 1996 of $20 million Pollution Control Revenue Bonds due 2036. The following data should be read in conjunction with the financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operation of Nevada Power incorporated herein by reference to Nevada Power's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

                                                                                         AS OF SEPTEMBER 30, 1996
                                                                                        --------------------------
                                                                                           ACTUAL     AS ADJUSTED
                                                                                        ------------  ------------
                                                                                              (IN THOUSANDS)
DEBT:
Short-Term Debt and Current Maturities................................................  $     12,738  $     12,738
Secured Debt:
  Capital Leases......................................................................        97,748        97,748
  Other Secured.......................................................................       536,958       536,958
                                                                                        ------------  ------------
    Total Secured Debt................................................................       634,706       634,706
                                                                                        ------------  ------------
Unsecured Debt:
  Pollution Control Revenue Bonds.....................................................        33,300        53,300
  Industrial Development Bonds........................................................       133,761       133,761
                                                                                        ------------  ------------
    Total Unsecured Debt..............................................................       167,061       187,061
                                                                                        ------------  ------------
      Total Debt......................................................................       814,505       834,505
                                                                                        ------------  ------------
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S DEBENTURES:....................            --       120,800*

SHAREHOLDERS' EQUITY:
Cumulative Preferred Stock with Mandatory Sinking Funds and Redeemable Cumulative
  Preferred Stock.....................................................................        41,664            --
Common Shareholders' Equity...........................................................       814,338       814,338
                                                                                        ------------  ------------
    Total Shareholders' Equity........................................................       856,002       814,338
                                                                                        ------------  ------------
      Total Capitalization............................................................  $  1,670,507  $  1,769,643
                                                                                        ------------  ------------
                                                                                        ------------  ------------

*  Net of issuance costs

                  SELECTED FINANCIAL AND OPERATING INFORMATION

    The following selected financial data for the five years ended December 31, 1995 are derived from the audited financial statements of Nevada Power for the respective years in the five-year period then ended. The following selected data as of and for the periods ended September 30, 1996 and 1995 have been derived from financial statements of Nevada Power that have not been audited, but that, in the opinion of the management of Nevada Power, reflect all adjustments necessary for the fair presentation of such data for the interim periods. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results of operations for the full year. This financial information should be read in conjunction with the financial statements and related notes thereto incorporated herein by reference to Nevada Power's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

                         SELECTED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                --------------------  -----------------------------------------------------
INCOME STATEMENT DATA:            1996       1995       1995       1994       1993       1992       1991
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Electric revenues.............  $ 640,132  $ 598,667  $ 749,981  $ 764,158  $ 651,772  $ 600,915  $ 546,411
Operating expenses............    464,305    449,121    579,105    593,907    489,624    456,725    440,059
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings before income
  taxes.......................    175,827    149,546    170,876    170,251    162,148    144,190    106,352
Interest expense..............     36,740     34,087     46,936     43,015     39,305     41,466     40,138
Taxes.........................     58,638     49,882     53,318     56,454     53,679     44,068     28,925
Other income (expenses).......      1,686      5,446      6,349     11,088      4,384     (1,876)    (2,113)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income....................     82,135     71,023     76,971     81,870     73,548     56,780     35,176
Dividend requirements on
  preferred stock.............      2,968      2,975      3,966      3,976      3,986      4,262      2,880
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings available for common
  stock.......................  $  79,167  $  68,048  $  73,005  $  77,894  $  69,562  $  52,518  $  32,296
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted average common shares
  outstanding.................     47,757     46,081     46,288     42,784     39,482     35,652     30,855
Earnings per average common
  share.......................  $    1.66  $    1.48  $    1.58  $    1.82  $    1.76  $    1.47  $    1.05
Dividends declared per common
  share.......................  $    1.20  $    1.20  $    1.60  $    1.60  $    1.60  $    1.60  $    1.60

BALANCE SHEET DATA:
Net property, plant &
  equipment...................  $1,790,620 $1,661,424 $1,701,120 $1,584,003 $1,450,146 $1,328,670 $1,187,154
Total assets..................  2,141,804  2,035,548  2,047,611  1,907,389  1,809,337  1,557,040  1,410,022
Long-term debt................    801,767    786,459    799,999    712,571    716,589    715,451    578,540
Shareholders' equity..........    856,002    812,392    806,224    773,813    688,188    574,937    502,971
CASH FLOW DATA:
Cash from operating
  activities..................  $ 128,442  $ 157,275  $ 185,919  $ 144,270  $ 130,945  $ 107,378  $ 100,305
Cash from investing
  activities..................   (134,771)  (105,031)  (160,828)  (184,349)  (165,858)  (175,200)  (152,142)
Cash from financing
  activities..................    (18,314)    12,775        293     40,057     34,898     67,828     51,806
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net increase (decrease) during
  the period..................  $ (24,643) $  65,019  $  25,384  $     (22) $     (15) $       6  $     (31)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------

                         SELECTED OPERATING INFORMATION

                                      NINE MONTHS
                                         ENDED
                                     SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                  --------------------  -----------------------------------------------------
                                    1996       1995       1995       1994       1993       1992       1991
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Electric sales (megawatt hours,
  in thousands).................  10,567,324 9,362,465  12,109,355 11,942,724 11,155,270 10,541,204 9,834,952

                        CERTAIN TERMS OF SERIES A QUIPS

    The following summary of certain terms and provisions of the Series A QUIPS and the Trust Agreement supplements the description of the terms and provisions of the QUIPS set forth in the accompanying Prospectus under the heading "Description of QUIPS", to which description reference is hereby made. This summary of certain terms and provisions of the Series A QUIPS and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

GENERAL

    The Series A QUIPS and Series A Common Securities represent undivided beneficial interests in the assets of the Series A Issuer. The Series A QUIPS and Series A Common Securities will have a liquidation preference of $25 per unit. Approximately 97% of the total liquidation preference amount will be represented by Series A QUIPS and the remainder by Series A Common Securities. All of the Series A Common Securities will be owned by Nevada Power. The Series A Common Securities rank PARI PASSU, and payment will be made thereon pro rata with the Series A QUIPS based on the liquidation preference of the Series A QUIPS and the Series A Common Securities, except that, if an Event of Default under the Trust Agreement resulting from a Debenture Event of Default shall have occurred and be continuing, the Series A QUIPS will have a preference over the Series A Common Securities. The Series A QUIDS will be held by the Property Trustee in trust for the benefit of the holders of the Series A QUIPS and Series A Common Securities. Nevada Power has agreed in an Agreement as to Expenses and Liabilities (the "Expense Agreement") to provide funds to the Series A Issuer as needed to pay obligations of the Series A Issuer to parties other than the holders of the Series A QUIPS and Series A Common Securities. The Series A QUIDS and the Series A Guarantee, together with the obligations of Nevada Power with respect to the Series A QUIPS under the Indenture, the Trust Agreement and the Expense Agreement, constitute a full and unconditional guarantee, on a subordinated basis, by Nevada Power of payments on the Series A QUIPS in accordance with their terms. See "Description of Guarantees".

DISTRIBUTIONS

    Distributions on each Series A QUIPS will be payable at the annual rate of
  % of the stated liquidation preference of $25, payable quarterly in arrears on the last day of March, June, September and December of each year. Distributions
will accumulate from           , 1997, the date of original issuance. The first
Distribution payment date for the Series A QUIPS will be         , 1997. The
amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A QUIPS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of QUIPS--Distributions" in the accompanying Prospectus.

    So long as no Debenture Event of Default has occurred and is continuing, Nevada Power has the right under the Indenture to defer the payment of interest on the Series A QUIDS at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Maturity Date of the Series A QUIDS. At the end of each Extension Period, Nevada Power shall pay all interest then accrued and unpaid together with interest on all such accrued and unpaid amounts calculated at the applicable rate. During an Extension Period, Nevada Power may prepay any deferred interest prior to the end of an Extension Period in whole or in part on any Interest Payment Date. Upon the termination of any Extension Period and the payment of all payments then due on any Interest Payment Date, Nevada Power may elect to begin a new Extension Period subject to the above requirements. If interest payments on the Series A QUIDS are so deferred, Distributions on the Series A QUIPS will also be deferred and Nevada Power will not be permitted, and no subsidiary of Nevada Power will be permitted, to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that ranks PARI PASSU with or junior in right of payment to the Series A QUIDS, or make any guarantee payments with respect to any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of Nevada Power, (b) redemptions or purchases of any rights pursuant to Nevada Power's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under Nevada Power's Stock Purchase and Dividend Reinvestment Plan and any of Nevada Power's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Nevada Power or any of its subsidiaries). During an Extension Period, interest on the Series A QUIDS will continue to accrue (and the amount of Distributions to which holders of the
Series A QUIPS are entitled will accumulate at the rate of    % per annum,
compounded quarterly) and holders of Series A QUIDS will be required to accrue interest income in the form of OID for United States federal income tax purposes in advance of receipt of cash related to such income as described herein. See "Certain Terms of Series A QUIDS--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount".

    Nevada Power has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A QUIDS.

REDEMPTION

    Upon the repayment or redemption, in whole or in part, of the Series A QUIDS, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A QUIPS and Series A Common Securities, upon not less than 30 or more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price (the "Redemption Price"), with respect to the Series A QUIPS, equal to the aggregate liquidation preference of such Series A QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of QUIPS--Redemption" in the accompanying Prospectus and "Certain Terms of Series A QUIDS--Redemption".

    Nevada Power will have the right to redeem the Series A QUIDS (i) on or
after           , 2002, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined in the accompanying Prospectus, and as so collectively defined, a "Special Event"), at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to conditions described under "Description of QUIDS--Redemption" and "Description of Corresponding QUIDS--Optional Redemption" in the accompanying Prospectus.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF SERIES A QUIDS

    If a Special Event shall have occurred and be continuing, Nevada Power will have the right to redeem the Series A QUIDS in whole (but not in part) and thereby cause a mandatory redemption of the Series A QUIPS in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, Nevada Power will have the right to terminate the Series A Issuer and, after satisfaction of the liabilities of creditors of the Series A Issuer as provided by applicable law, cause the Series A QUIDS to be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer. Under current United States federal income tax law and interpretations and assuming, as expected, the Series A Issuer is treated as a grantor trust, a distribution of the Series A QUIDS should not be a taxable event to holders of the Series A QUIPS. See "Certain Federal Income Tax Consequences-- Distribution of Series A QUIDS to Holders of Series A QUIPS". If Nevada Power does not elect either option described above, the Series A QUIPS will remain outstanding until the repayment of the Series A QUIDS.

    If Nevada Power elects to liquidate the Series A Issuer and thereby causes the Series A QUIDS to be distributed to holders of the Series A QUIPS in liquidation of the Series A Issuer, Nevada Power may shorten or extend the maturity of such Series A QUIDS, except that it can extend the maturity only if certain conditions are met. See "Description of QUIPS--Redemption--Extension of Maturity of Corresponding QUIDS" in the accompanying Prospectus and "Certain Terms of Series A QUIDS--General".

LIQUIDATION VALUE

    The amount payable on the Series A QUIPS in the event of any liquidation of the Series A Issuer is $25 per Series A QUIPS plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series A QUIDS, subject to certain exceptions. See "Description of QUIPS--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

SAME-DAY SETTLEMENT AND PAYMENT

    Settlement for the Series A QUIPS will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Series A Issuer in immediately available funds. Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Series A QUIPS will trade in DTC's Same-Day Funds Settlement System until maturity or until the Series A QUIPS are issued in certificated form, and secondary market trading activity in the Series A QUIPS will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Series A QUIPS.

                        CERTAIN TERMS OF SERIES A QUIDS

    The following summary of certain terms and provisions of the Series A QUIDS supplements the description of the terms and provisions of the Corresponding QUIDS set forth in the accompanying Prospectus under the headings "Description of QUIDS" and "Description of Corresponding QUIDS", to which description reference is hereby made. The summary of certain terms and provisions of the Series A QUIDS set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

GENERAL

    Concurrently with the issuance of the Series A QUIPS, the Series A Issuer will invest the proceeds thereof and the consideration paid by Nevada Power for the Series A Common Securities in the Series A QUIDS issued by Nevada Power. The
Series A QUIDS will bear interest at the annual rate of   % of the
principal amount thereof, payable quarterly in arrears on the last day of March, June, September and December of each year (each, an "Interest Payment Date"),
commencing         , 1997, to the person in whose name each Series A QUIDS is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, each Series A QUIDS will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A QUIPS. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A QUIDS is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per
annum of   % thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Series A QUIDS will be issued as a series of QUIDS under the Indenture.
The Series A QUIDS will mature on           , 2037, which date may be extended
at any time at the election of Nevada Power for one or more periods, but in no
event to a date later than           , 2046 (such date, as it may be extended,
the "Maturity Date"), provided that at the time such election is made and at the time of extension (i) Nevada Power is not in bankruptcy, otherwise insolvent or in liquidation, (ii) Nevada Power is not in default in the payment of any interest or principal on the Series A QUIDS and no deferred interest payments thereon have accrued and remain unpaid, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A QUIPS and no deferred Distributions are accumulated, (iv) the Series A QUIDS are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Maturity Date is no later than the 49th anniversary of the initial issuance of the Series A QUIPS; PROVIDED, HOWEVER, that, if Nevada Power exercises its right to liquidate the Series A Issuer and exchange the Series A QUIDS for the Series A QUIPS, effective upon such exercise the Stated Maturity of the Series A QUIDS may be changed to any date elected by Nevada Power that is (i) no earlier than the date five years after the initial issuance of the Series A QUIPS and (ii) no later than the date 40 years (plus an extended term of up to an additional 9 years if the above-referenced conditions are satisfied) after the date of the initial issuance of the Series A QUIPS.

    The Series A QUIDS will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of Nevada Power. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Nevada Power, whether under the Indenture or any existing or other indenture that Nevada Power may enter into in the future or otherwise, including, without limitation, Nevada Power's Indenture of Mortgage and Deed of Trust dated October 1, 1953 entered into with Banker's Trust Company, together with supplemental indentures thereto heretofore or hereafter entered into (the "Mortgage Indenture"). At December 31, 1996, the aggregate principal amount of indebtedness outstanding under the Mortgage Indenture was $443 million, all of which is secured by a first mortgage lien and security interest in substantially all of the tangible property of Nevada Power. See "Description of QUIDS--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Debenture Event of Default has occurred and is continuing, Nevada Power has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Maturity Date of the Series A QUIDS. At the end of such Extension Period,

Nevada Power must pay all interest then accrued and unpaid (together with
interest thereon at the annual rate of   %, compounded quarterly, to the extent
permitted by applicable law). During an Extension Period, Nevada Power may prepay any deferred interest prior to the end of an Extension Period in whole or in part on any Interest Payment Date. During an Extension Period, interest will continue to accrue and holders of Series A QUIDS (or holders of Series A QUIPS while such series is outstanding) will be required to accrue interest income in the form of OID for United States federal income tax purposes as described herein. See "Certain Federal Income Tax Consequences--Payments of Interest" and "Potential Extension of Interest Payment Period and Original Issue Discount".

    During any such Extension Period, Nevada Power may not, and may not permit any subsidiary of Nevada Power to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness (including other QUIDS) that ranks PARI PASSU with or junior in right of payment, to the Series A QUIDS or make any guarantee payments with respect to any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of Nevada Power, (b) redemptions or purchases of any rights pursuant to Nevada Power's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under Nevada Power's Stock Purchase and Dividend Reinvestment Plan and any of Nevada Power's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Nevada Power or any of its subsidiaries). Prior to the termination of any such Extension Period, Nevada Power may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Maturity Date of the Series A QUIDS. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Nevada Power may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Nevada Power must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A QUIPS would have been payable except for the election to begin or continue such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the NYSE, the Nasdaq Stock Market or other applicable interdealer quotation system or self-regulatory organization or to holders of such Series A QUIPS of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of Nevada Power's election to begin or continue a new Extension Period to the holders of the Series A QUIPS. See "Description of QUIDS--Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

    If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges ("Additional Sums") as a result of a Tax Event, Nevada Power will pay as additional amounts on the Series A QUIDS such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of QUIPS--Redemption--Special Event Redemption or Distribution of Corresponding QUIDS" in the accompanying Prospectus.

REDEMPTION

    The Series A QUIDS are redeemable prior to maturity at the option of Nevada
Power (i) on or after           , 2002, in whole at any time or in part from
time to time, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) at any time in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series A QUIDS so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of QUIDS-- Redemption" and "Description of Corresponding QUIDS--Optional Redemption" in the accompanying Prospectus.

DISTRIBUTIONS OF SERIES A QUIDS

    Under certain circumstances involving the termination of the Series A Issuer, Series A QUIDS may be distributed to the holders of the Series A QUIPS in liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A QUIPS in liquidation, the Series A QUIDS will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A QUIPS, will act as depositary for the Series A QUIDS. It is anticipated that the depositary arrangements for the Series A QUIDS would be substantially identical to those in effect for the Series A QUIPS. If the Series A QUIDS are distributed to the holders of Series A QUIPS upon the liquidation of the Series A Issuer, Nevada Power will use its best efforts to list the Series A QUIDS on the NYSE or such other stock exchanges, if any, on which the Series A QUIPS are then listed. There can be no assurance as to the market price of any Series A QUIDS that may be distributed to the holders of Series A QUIPS. For a description of DTC and the terms of the depositary matters, see "Description of QUIPS--Book-Entry Issuance" in the accompanying Prospectus.

REGISTRATION OF SERIES A QUIDS

    A global security shall be exchangeable for Series A QUIDS registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Nevada Power that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) Nevada Power in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A QUIDS are issued in definitive form, such Series A QUIDS will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Series A QUIDS represented by a global security will be made to DTC, as the depositary for the Series A QUIDS. In the event Series A QUIDS are issued in definitive form, principal and interest will be payable, the transfer of the Series A QUIDS will be registrable, and Series A QUIDS will be exchangeable for Series A QUIDS of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by Nevada Power, provided that payment of interest may be made at the option of Nevada Power by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A QUIDS are issued in certificated form, the record dates for payment of interest will be the date which is 15 days prior to the relevant Distribution Date. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of QUIPS--Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A QUIPS. This summary only addresses the United States federal tax consequences to a person that acquires Series A QUIPS on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A QUIPS, and it does not address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A QUIPS as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A QUIPS as capital assets. Furthermore, it does not address the effect of any state, local or foreign laws.

    The statements of law or legal conclusion set forth in this summary constitute the opinion of Jones, Day, Reavis & Pogue, special tax counsel to Nevada Power and the Series A Issuer. Jones, Day, Reavis & Pogue is also acting as counsel to the Underwriters named herein. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A QUIPS. In particular, President Clinton's fiscal year 1998 budget proposal contains a number of proposed tax law changes that could adversely affect the ability of an issuer to deduct interest on certain types of long-term debt instruments, such as the Series A QUIDS. The proposed changes, however, should not apply to the Series A QUIDS as a result of the proposed effective date of any such tax law changes. See "--Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A QUIPS may differ from the treatment described below.

    PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A QUIPS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A ISSUER

    Under current law and assuming compliance with the terms of the Trust Agreement and certain other documents, the Series A Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A QUIPS (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series A QUIDS. Accordingly, each Securityholder will be required to include in its gross income its PRO RATA share of the interest income, including any original issue discount ("OID"), paid or accrued with respect to the Series A QUIDS whether or not cash is actually distributed to the Securityholders. See "--Payments of Interest" and "--Potential Extension of Interest Payment Period and Original Issue Discount".

PAYMENTS OF INTEREST

    Except as set forth below, stated interest on Series A QUIDS will generally be taxable to a United States Person as ordinary income at the time it is paid or accrued in accordance with the United States Person's method of accounting for tax purposes.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Nevada Power believes that the likelihood of it exercising its option to defer interest payments is remote. Based on the foregoing, Nevada Power believes that the Series A QUIDS will not be considered to be issued with OID at the time of their original issuance and, accordingly, each Securityholder will be required to include interest payments in taxable income at the time accrued or received in accordance with its own method of accounting.

    However, if Nevada Power were to exercise its right to defer payments of interest thereon, the Series A QUIDS would be considered to be retired and reissued for their adjusted issue price at such time, and the Series A QUIDS thereafter would be considered to have been issued with OID. Securityholders would include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Accordingly, a Securityholder of Series A QUIPS would be required to include in gross income OID even if Nevada Power did not make any actual cash payments during an Extension Period.

    As of the date of this Prospectus Supplement, the Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

    Because income on the Series A QUIPS will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A QUIPS.

    Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF SERIES A QUIDS TO HOLDERS OF SERIES A QUIPS

    As described under the caption "Certain Terms of Series A QUIPS-- Redemption--Special Event Redemption or Distribution of Series A QUIDS", Series A QUIDS may be distributed to Securityholders in exchange for Series A QUIPS and in liquidation of the Series A Issuer. Under current law, for United States federal income tax purposes, such a distribution will be non-taxable and will result in the Securityholder receiving directly his PRO RATA share of the Series A QUIDS previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A QUIPS before such distribution. A Securityholder will be considered to receive interest in respect of Series A QUIDS received from the Series A Issuer in the manner described above under "--Payments of Interest" and "--Potential Extension of Interest Payment Period and Original Issue Discount".

SALES OR REDEMPTION OF SERIES A QUIPS

    A Securityholder that sells (including a redemption for cash) Series A QUIPS will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A QUIPS and the amount realized on the sale of such Series A QUIPS. Assuming that Nevada Power does not exercise its option to defer payment of interest on the Series A QUIDS, a Securityholder's adjusted tax basis in the Series A QUIPS generally will be its initial purchase price. If the Series A QUIDS are deemed to be issued with OID as a result of Nevada Power's deferral of any interest payment, a Securityholder's tax basis in the Series A QUIPS generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Series A QUIPS since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such holder's pro rata share of Series A QUIDS required to be included in income) and generally will be a long-term capital gain or loss if the Series A QUIPS have been held for more than one year.

    Should Nevada Power exercise its option to defer any payment of interest on the Series A QUIPS, the Series A QUIPS may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A QUIDS. Should an Extension Period occur, a Securityholder that disposes of its Series A QUIPS between record dates for payments of Distributions will nevertheless be required to include in income as ordinary income accrued but unpaid interest on such holder's pro rata share of the underlying Series A QUIDS to the date of disposition as OID and to add such amount to its adjusted tax basis in its pro rata share of the underlying Series A QUIDS deemed disposed of. Such Securityholder will recognize a capital loss on the disposition of its Series A QUIPS to the extent the selling price is less than the Securityholder's adjusted tax basis in the Series A QUIPS. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of OID accrued on the Series A QUIPS held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

    Payment of the proceeds from the disposition of Series A QUIPS to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

    Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

    On February 6, 1997, President Clinton released his fiscal year 1998 budget proposal, which contains a number of proposed tax law changes (the "Proposed Legislation"). The Proposed Legislation would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Proposed Legislation would also generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, in the case of an instrument with a maximum term of more than 15 years issued to a related party (other than a corporation), if the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Proposed Legislation, if enacted into law, are proposed to be effective generally for instruments issued on or after the date of first committee action in Congress. Nevada Power has been advised that the date of first committee action is intended to be the effective date designated by the tax-writing committees of Congress if the proposals are included in a revenue bill that is adopted by Congress. Although there can be no assurance, Nevada Power believes that any such effective date would not be prior to the date on which the Series A QUIPS are issued. Based on the proposed effective date, if the Proposed Legislation were to be enacted in the form proposed, the above-described provisions should not apply to the Series A QUIDS. If either provision were to apply to the Series A QUIDS, Nevada Power would be unable to deduct interest on the Series A QUIDS.

    Nevada Power believes that, under current law, it will be able to deduct interest on the Series A QUIDS. Although the above-described provisions of the Proposed Legislation should not apply to the Series A QUIDS, given the proposed effective date, there can be no assurance that future legislation will not be introduced and enacted which would adversely affect the ability of Nevada Power to deduct interest on the Series A QUIDS or otherwise affect the tax treatment of the transaction described herein. A change in the deductibility of interest and certain other changes could give rise to a Tax Event, which may permit Nevada Power to cause a redemption of the Series A QUIPS, as described more fully in the accompanying Prospectus under "Description of QUIPS--Redemption--Special Event Redemption or Distribution of Corresponding QUIDS".

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, Nevada Power and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co., Dean Witter Reynolds Inc., Legg Mason Wood Walker, Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated are acting as representatives, has severally agreed to purchase from the Series A Issuer the respective number of Series A QUIPS set forth opposite its name below:

                                                                                                       NUMBER OF
                                                                                                        SERIES A
UNDERWRITER                                                                                              QUIPS
-----------------------------------------------------------------------------------------------------  ----------
Goldman, Sachs & Co..................................................................................
Dean Witter Reynolds Inc.............................................................................
Legg Mason Wood Walker, Incorporated.................................................................
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...............................................................................
PaineWebber Incorporated.............................................................................
                                                                                                       ----------
    Total............................................................................................   5,000,000
                                                                                                       ----------
                                                                                                       ----------

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A QUIPS offered hereby, if any are taken.

    The Underwriters propose to offer the Series A QUIPS in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price
less a concession of $    per Series A QUIPS. The Underwriters may allow, and
such dealers may reallow, a concession not to exceed $      per Series A QUIPS
to certain brokers and dealers. After the Series A QUIPS are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

    In view of the fact that the proceeds from the sale of the Series A QUIPS will be used to purchase the Series A QUIDS issued by Nevada Power, the Underwriting Agreement provides that Nevada Power will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such
proceeds an amount of $      per Series A QUIPS for the accounts of the several
Underwriters.

    Nevada Power and the Series A Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A QUIPS, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any QUIPS, any other beneficial interests in the assets of the Series A Issuer, or any preferred securities or any other securities of the Series A Issuer or Nevada Power which are substantially similar to the Series A QUIPS, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive Series A QUIPS, other beneficial interests of the Series A Issuer, preferred securities or any such substantially similar securities of either the Series A Issuer or Nevada Power, without the prior written consent of the representatives, except for the Series A QUIPS and the Series A Guarantee offered in connection with the offering.

    Prior to this offering, there has been no public market for the Series A QUIPS. Application has been made to list the Series A QUIPS on the NYSE under the symbol "NVP Pr". In order to meet one of the requirements for listing the Series A QUIPS on the NYSE, the Underwriters will undertake to sell lots of 100 or more Series A QUIPS to a minimum of 400 beneficial holders. Trading of the Series A QUIPS on the NYSE is expected to commence within 30 days after the initial delivery of the Series A QUIPS. The representatives of the Underwriters have advised Nevada Power that they intend to make a market in the Series A QUIPS prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A QUIPS.

    Nevada Power and the Series A Issuer have agreed to indemnify the several Underwriters against and contribute toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to Nevada Power and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the legality of the Series A QUIPS, the validity of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, special Delaware Counsel to Nevada Power and the Series A Issuer. The legality of the Series A Guarantee and the Series A QUIDS will be passed upon for Nevada Power by Mr. Richard L. Hinckley, Vice President, Secretary and Chief Counsel for Nevada Power and by Best Best & Krieger LLP. Certain legal matters will be passed upon for the Underwriters by Jones, Day, Reavis & Pogue, Chicago, Illinois. Certain matters relating to United States federal income tax considerations will be passed upon for Nevada Power and the Series A Issuer by their special tax counsel, Jones, Day, Reavis & Pogue, Chicago, Illinois. For the purposes of their opinions, Best Best & Krieger LLP and Jones Day Reavis & Pogue may rely on the opinion of Mr. Hinckley as to matters governed by the laws of the State of Nevada.

                  SUBJECT TO COMPLETION, DATED MARCH 13, 1997


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                                  $125,000,000


            NEVADA POWER COMPANY                               NVP CAPITAL I
       JUNIOR SUBORDINATED DEFERRABLE                         NVP CAPITAL II
             INTEREST DEBENTURES                     PREFERRED SECURITIES GUARANTEED,
                                                          AS SET FORTH HEREIN, BY


                              NEVADA POWER COMPANY

    Nevada Power Company, a Nevada corporation ("Nevada Power"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "QUIDS"). The QUIDS will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of QUIDS Subordination") of Nevada Power. If provided in an accompanying Prospectus Supplement, Nevada Power will have the right to defer payments of interest on any series of QUIDS at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the QUIDS) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of QUIDS--Option to Extend Interest Payment Date".


    NVP Capital I and NVP Capital II, each a trust formed under the laws of the State of Delaware (each, an "Issuer", and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "QUIPS") representing preferred undivided beneficial interests in the assets of such Issuer. Nevada Power will be the owner of the common securities (the "Common Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the QUIPS of each Issuer and payments on liquidation or redemption with respect to such QUIPS, in each case to the extent of funds held by such Issuer, are each irrevocably guaranteed by Nevada Power as described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of Nevada Power under each Guarantee will be subordinate and junior in right of payment to all Senior Debt (as defined in "Description of QUIDS--Subordination") of Nevada Power. Concurrently with the issuance by an Issuer of its QUIPS, such Issuer will invest the proceeds thereof and any contributions made by Nevada Power in respect of Nevada Power's purchase of the Common Securities in a corresponding series of Nevada Power's QUIDS (the "Corresponding QUIDS") with terms corresponding to the terms of that Issuer's QUIPS. The Corresponding QUIDS will be the sole assets of each Issuer, and payments under the Corresponding QUIDS and the Expense Agreement (as defined herein) will be the only revenue of each Issuer. Nevada Power may redeem the Corresponding QUIDS (and cause the redemption of the related QUIPS) or may terminate each Issuer and cause the Corresponding QUIDS to be distributed to the holders of QUIPS in liquidation of their interests in such Issuer. See "Description of QUIPS--Liquidation Distribution Upon Termination".



    Holders of the QUIPS will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, Nevada Power will have the right to defer payments of interest on any series of Corresponding QUIDS at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Maturity Date of the Corresponding QUIDS). If interest payments are so deferred, Distributions on the corresponding series of QUIPS will also be deferred, and Nevada Power will not be permitted, and its subsidiaries will not be


                                                        (CONTINUED ON NEXT PAGE)

                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
          PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is            , 1997.

(CONTINUED FROM PREVIOUS PAGE)


permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to Nevada Power's capital stock or indebtedness that ranks PARI PASSU with or junior to the Corresponding QUIDS. During an Extension Period, interest on the Corresponding QUIDS will continue to accrue (and the amount of Distributions to which holders of the QUIPS are entitled will accumulate at the rate per annum set forth in the related Prospectus Supplement). See "Description of QUIPS-- Distributions".


    Taken together, Nevada Power's obligations under each series of QUIDS, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee, on a subordinated basis, of payments of distributions and other amounts due on the related series of QUIPS. See "Relationship Among the QUIPS, the Corresponding QUIDS and the Guarantees".


    As of December 31, 1996, Nevada Power had approximately $900 million aggregate principal amount of Senior Debt outstanding. At that date, the amount of obligations of Nevada Power on a parity with any QUIDS and the accompanying Guaranteed aggregated approximately $480 million, consisting primarily of accounts payable, accrued liabilities, including taxes, interest and deposits, and deferred credits and other liabilities all arising in the ordinary course of business. Such amount excludes commitments or contingencies in respect of existing or future obligations for (by way of example) construction expenditures, fuel and purchased power obligations and operating lease obligations. Neither the terms of the Series A QUIDS nor the Series A Guarantee place any limitation on the amount of Senior Debt that may be incurred by Nevada Power. See "Description of QUIDS--Subordination" in the accompanying Prospectus.


    The QUIDS and QUIPS may be offered in amounts, at prices and on terms to be determined at the time of offering, provided that the aggregate initial public offering price of all QUIDS (other than Corresponding QUIDS) and QUIPS issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $125,000,000. Certain specific terms of the QUIDS or QUIPS in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of QUIDS, the specific designation, aggregate principal amount, denominations, maturity (including any extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, terms of redemption, if any, sinking fund provisions, if any, terms for conversion or exchange, if any, into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of QUIPS, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, Distribution dates, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the QUIDS and QUIPS.

    The QUIDS and QUIPS may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of QUIDS or QUIPS in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the QUIDS or QUIPS will be listed on any national securities exchange. If the QUIDS or QUIPS are not listed on any national securities exchange, there can be no assurance that there will be a liquid secondary market for the QUIDS or QUIPS.

    This Prospectus may not be used to consummate sales of QUIDS or QUIPS unless accompanied by a Prospectus Supplement.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEVADA POWER, ANY OF THE ISSUERS OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEVADA POWER SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

    Nevada Power is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Nevada Power with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, including Nevada Power, that file electronically with the Commission and that is located at http://www.sec.gov.

    Nevada Power's common stock is listed on the New York Stock Exchange (Symbol: "NVP") and the Pacific Stock Exchange. Reports, proxy statements and other information concerning Nevada Power may be inspected at the offices of such exchanges.

    Nevada Power and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus and the accompanying Prospectus Supplement omit, in accordance with the rules and regulations of the Commission, certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein for further information with respect to Nevada Power, the Issuers and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

    No separate financial statements of either Issuer have been included herein. Nevada Power and the Issuers do not consider that such financial statements would be material to holders of the QUIPS because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding QUIDS of Nevada Power and issuing the QUIPS and Common Securities. See "The Issuers", "Description of QUIPS", "Description of Guarantees" and "Description of Corresponding QUIDS".

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    Nevada Power's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996, previously filed by Nevada Power with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

    Each document filed by Nevada Power with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.


    Nevada Power will provide without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed by mail to: Richard C. Schmalz, Director, Treasury, Nevada Power Company, P.O. Box 230, Las Vegas, Nevada 89151 or by telephone (702) 367-5608.


                                USE OF PROCEEDS

    Except as otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the QUIDS will be added to the general funds of Nevada Power and will be used for general corporate utility purposes, which may include the purchase or redemption of one or more series of its preferred stock, capital expenditures, the reduction of short-term borrowings and working capital.

                                  THE ISSUERS

    Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by Nevada Power, as sponsor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its QUIPS and Common Securities,
(ii) using the proceeds from the sale of such QUIPS and Common Securities to acquire a corresponding series of Corresponding QUIDS issued by Nevada Power,
(iii) receiving payments to be made with respect to the QUIDS and disbursing such payments in accordance with the terms of the Trust Agreements and (iv) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding QUIDS will be the sole assets of each Issuer, and payments under the Corresponding QUIDS and the Expense Agreement will be the sole revenue of each Issuer.

    All of the Common Securities will be owned by Nevada Power. The Common Securities of an Issuer will rank PARI PASSU, and payments will be made thereon pro rata, with the QUIPS of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of Nevada Power as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the QUIPS of such Issuer. See "Description of QUIPS--Subordination of Common Securities." Nevada Power will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

    Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, which will be appointed by Nevada Power as holder of the Common Securities.


    Unless otherwise specified in the applicable Prospectus Supplement, the trustees shall be IBJ Schroder Bank & Trust Company ("IBJ Schroder"), as the Property Trustee (the "Property Trustee") and Delaware Trust Capital Management, Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with Nevada Power (collectively, the "Issuer Trustees"). IBJ Schroder, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. IBJ Schroder will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of QUIDS." The holder of the Common Securities, or the holders of a majority in liquidation preference of the QUIPS if any Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Delaware Trustee or the Property Trustee. The holder of the Common Securities will be entitled to appoint, remove or replace the Administrative Trustees. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. Nevada Power will pay all fees and expenses related to each Issuer and the offering of the QUIPS and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer. The principal executive office of each Issuer is 6226 West Sahara Avenue, Las Vegas, Nevada 89102, Attention:
Secretary, and its telephone number is (702) 367-5000.


                              DESCRIPTION OF QUIDS

    The QUIDS are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between Nevada Power and IBJ Schroder, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the QUIDS and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL


    Each series of QUIDS will rank PARI PASSU with all other series of QUIDS, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of Nevada Power. See "--Subordination." Unless otherwise specified in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt, including Senior Debt, of Nevada Power, whether under the Indenture or any existing or other indenture that Nevada Power may enter into in the future or otherwise, including, without limitation, Nevada Power's Indenture of Mortgage and Deed of Trust dated October 1, 1953 entered into with Bankers Trust Company, together with supplemental indentures thereto heretofore or hereafter entered into. Furthermore, unless otherwise stated in the applicable Prospectus Supplement, there are no provisions in the Indenture, any Guarantee or any Trust Agreement, or any other agreement, that afford holders of QUIDS or QUIPS protection in the event of a highly leveraged or similar transaction involving Nevada Power, whether or not involving a change in control of Nevada Power. See "--Subordination" and the Prospectus Supplement relating to any offering of securities.


    The QUIDS will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of Nevada Power's board of directors or a committee thereof.

    The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the QUIDS: (1) the title of the QUIDS; (2) any limit upon the aggregate principal amount of the QUIDS; (3) the date or dates on which the principal of the QUIDS is payable or the method of determination thereof; (4) the rate or rates, if any, at which the QUIDS shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of Nevada Power to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the QUIDS will be payable and where, subject to the terms of the Indenture as described below under "Denominations; Registration of Transfer", the QUIDS may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Nevada Power in respect of the QUIDS and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which QUIDS may be redeemed, in whole or in part, at the option of Nevada Power or a holder thereof; (7) the obligation or the right, if any, of Nevada Power or a holder thereof to redeem, purchase or repay the QUIDS and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the QUIDS shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any QUIDS shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of and premium, if any, and interest, if any, on the QUIDS shall be payable, or in which the QUIDS shall be denominated; (10) any additions, modifications or deletions in the Debenture Events of Default or covenants of Nevada Power specified in the Indenture with respect to the QUIDS; (11) if other than the principal amount thereof, the portion of the principal amount of QUIDS that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of QUIDS as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the QUIDS and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the QUIDS of such series and the exchange of such temporary Global Security for definitive QUIDS of such series;
(15) subject to the terms described under "Global QUIDS," whether the QUIDS of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of Nevada Power or a holder to convert or exchange the QUIDS into QUIPS or other securities; and (18) any other terms of the QUIDS not inconsistent with the provisions of the Indenture.

    QUIDS may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such QUIDS will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the QUIDS is payable in one or more foreign currencies or currency units or if any QUIDS are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any QUIDS is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such issue of QUIDS and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of QUIDS, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS; REGISTRATION OF TRANSFER

    Unless otherwise specified in the applicable Prospectus Supplement, the QUIDS will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. QUIDS of any series will be exchangeable for other QUIDS of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

    QUIDS may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by Nevada Power for such purpose with respect to any series of QUIDS and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Nevada Power will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by Nevada Power with respect to any series of QUIDS, Nevada Power may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that Nevada Power maintains a transfer agent in each Place of Payment for such series. Nevada Power may at any time designate additional transfer agents with respect to any series of QUIDS.

    In the event of any redemption, neither Nevada Power nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange QUIDS of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of QUIDS of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any QUIDS so selected for redemption, except, in the case of any QUIDS being redeemed in part, any portion thereof not to be redeemed.

GLOBAL QUIDS

    The QUIDS of a series may be issued in whole or in part in the form of one or more Global QUIDS that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global QUIDS may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual QUIDS represented thereby, a Global QUIDS may not be transferred except as a whole by the Depositary for such Global QUIDS to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of QUIDS will be described in the Prospectus Supplement relating to such series. Nevada Power anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global QUIDS and the deposit of such Global QUIDS with or on behalf of the Depositary, the Depositary for such Global QUIDS or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual QUIDS represented by such Global QUIDS to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such QUIDS or by Nevada Power if such QUIDS are offered and sold directly by Nevada Power. Ownership of beneficial interests in a Global QUIDS will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global QUIDS will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global QUIDS.

    So long as the Depositary for a Global QUIDS, or its nominee, is the registered owner of such Global QUIDS, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the QUIDS represented by such Global QUIDS for all purposes under the Indenture governing such QUIDS. Except as provided below, owners of beneficial interests in a Global QUIDS will not be entitled to have any of the individual QUIDS of the series represented by such Global QUIDS registered in their names, will not receive or be entitled to receive physical delivery of any such QUIDS of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of and premium, if any, and interest on individual QUIDS represented by a Global QUIDS registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global QUIDS representing such QUIDS. None of Nevada Power, the Debenture Trustee, any Paying Agent or the Securities Registrar for such QUIDS will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global QUIDS representing such QUIDS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Nevada Power expects that the Depositary for a series of QUIDS or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global QUIDS representing any of such QUIDS, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global QUIDS representing such QUIDS as shown on the records of such Depositary or its nominee. Nevada Power also expects that payments by Participants to owners of beneficial interests in such Global QUIDS held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of QUIDS is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Nevada Power within 90 days, Nevada Power will issue individual QUIDS of such series in exchange for the Global QUIDS representing such series of QUIDS. In addition, Nevada Power may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such QUIDS, determine not to have any QUIDS of such series represented by one or more Global QUIDS and, in such event, will issue individual QUIDS of such series in exchange for the Global QUIDS representing such series of QUIDS. Further, if Nevada Power so specifies with respect to the QUIDS of a series, an owner of a beneficial interest in a Global QUIDS representing QUIDS of such series may, on terms acceptable to Nevada Power, the Debenture Trustee and the Depositary for such Global QUIDS, receive individual QUIDS of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such QUIDS. In any such instance, an owner of a beneficial interest in a Global QUIDS will be entitled to physical delivery of individual QUIDS of the series represented by such Global QUIDS equal in principal amount to such beneficial interest and to have such QUIDS registered in its name. Individual QUIDS of such series so issued will be issued in denominations, unless otherwise specified by Nevada Power, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and any interest on QUIDS will be made at the office of the Debenture Trustee in New York, New York or at the office of such Paying Agent or Paying Agents as Nevada Power may designate from time to time in the applicable Prospectus Supplement, except that at the option of Nevada Power payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on QUIDS will be made to the Person in whose name such QUIDS is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. Nevada Power may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however Nevada Power will at all times be required to maintain a Paying Agent in each Place of Payment for each series of QUIDS.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by Nevada Power in trust, for the payment of the principal of and premium, if any, or interest on any QUIDS and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Nevada Power, be repaid to Nevada Power and the holder of such QUIDS shall thereafter look, as a general unsecured creditor, only to Nevada Power for payment thereof.

REDEMPTION

    Unless otherwise indicated in the applicable Prospectus Supplement, QUIDS will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable Prospectus Supplement, Nevada Power may, at its option, redeem the QUIDS of any series in whole at any time or in part from time to time. QUIDS in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any QUIDS so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.


    Except as otherwise specified in the applicable Prospectus Supplement, if a Special Event (as defined under "Description of QUIPS--Redemption") in respect of a series of QUIDS has occurred and is continuing, Nevada Power may, at its option, redeem such series of QUIDS in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a redemption price equal to 100% of the principal amount of such QUIDS then outstanding plus accrued and unpaid interest to the date fixed for redemption.


    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of QUIDS to be redeemed at its registered address. Unless Nevada Power defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such QUIDS or portions thereof called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

    If provided in the applicable Prospectus Supplement, Nevada Power shall have the right at any time and from time to time during the term of any series of QUIDS to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus

Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Maturity Date of such series of QUIDS. Certain United States federal income tax consequences and special considerations applicable to any such QUIDS will be described in the applicable Prospectus Supplement.



    During such Extension Period, Nevada Power may not, and may not permit any subsidiary of Nevada Power to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that ranks PARI PASSU with or junior in right of payment to the QUIDS or make any guarantee payments with respect to any guarantee by Nevada Power of any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the QUIDS (other than (a) dividends or distributions in Common Stock of Nevada Power, (b) redemption or purchases of any rights pursuant to Nevada Power's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under Nevada Power's Stock Purchase and Dividend Reinvestment Plan and any of Nevada Power's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Nevada Power or any of its subsidiaries).


MODIFICATION OF INDENTURE


    From time to time Nevada Power and the Debenture Trustee may, without the consent of or notice to the holders of any series of QUIDS, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of QUIDS or, in the case of Corresponding QUIDS, the holders of the corresponding series of QUIPS so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Nevada Power and the Debenture Trustee, with the consent of the holders of a majority in principal amount of QUIDS or each series affected, to modify the Indenture in a manner affecting the rights of the holders of such series; provided that no such modification may, among other things, without the consent of the holder of each outstanding QUIDS so affected, (i) change the stated maturity of any series of QUIDS, or reduce the principal amount thereof, reduce the rate of interest or premium, or extend the time of payment of interest thereon (except such change or extension as is contemplated hereby), (ii) reduce the percentage of principal amount of QUIDS of any series, the holders of which are required to consent to any such modification of the Indenture, (iii) modify any of the provisions described in this sentence or the provisions of the Indenture regarding waivers of past defaults and waivers of covenants or conditions therein or (iv) modify any of the provisions described under "--Subordination" in a manner adverse to the holders of outstanding QUIDS, provided that, in the case of Corresponding QUIDS, so long as any of the related series of QUIPS remain outstanding, no such modification may be made that adversely affects the holders of such QUIPS in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation preference of such QUIPS unless and until the principal of the Corresponding QUIDS and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

    In addition, Nevada Power and the Debenture Trustee may execute, without the consent of or notice to any holder of QUIDS, any supplemental indenture for the purpose of creating any new series of QUIDS.


DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to a series of QUIDS that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of QUIDS:


        (i) failure for 30 days to pay any interest on such series of QUIDS, when due (subject to the deferral of any due date in the case of an Extension Period); or



        (ii) failure to pay any principal of, or premium, if any, on such series of QUIDS when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or



       (iii) failure to observe or perform, or a breach of, in any material respect certain other covenants or warranties contained in the Indenture for 90 days after written notice to Nevada Power from the Debenture Trustee or to Nevada Power and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of such series of QUIDS; or



        (iv) certain events of bankruptcy, insolvency or reorganization of Nevada Power.


    The holders of a majority in aggregate outstanding principal amount of such series of QUIDS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of QUIDS may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding QUIDS, should the Debenture Trustee or such holders of such Corresponding QUIDS fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the related series of QUIPS shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of QUIDS may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of QUIDS which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, in the case of Corresponding QUIDS, should the holders of such Corresponding QUIDS fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the related series of QUIPS shall have such right.

    The holders of a majority in aggregate outstanding principal amount of the QUIDS affected thereby may, on behalf of the holders of all the QUIDS, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding QUIDS and, in the case of Corresponding QUIDS, should the holders of such Corresponding QUIDS fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the related series of QUIPS shall have such right. Nevada Power is required to file annually with the Debenture Trustee a certificate as to whether or not Nevada Power is in compliance with all the conditions and covenants applicable to it under the Indenture.

    In case a Debenture Event of Default has occurred and is continuing as to a series of Corresponding QUIDS, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding QUIDS and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding QUIDS.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Nevada Power to pay interest or principal on the related QUIDS on the date such interest or principal is otherwise payable, a holder of QUIPS may institute a Direct Action (as defined below under "Description of QUIPS--Enforcement of Certain Rights by Holders of QUIPS") for payment after the respective due date specified in the related QUIDS. Nevada Power may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the QUIPS. Notwithstanding any payment made to such holder of QUIPS by Nevada Power in connection with a Direct Action, Nevada Power shall remain obligated to pay the principal of or interest on the related QUIDS held by the Issuer or the Property Trustee and Nevada Power shall be subrogated to the rights of the holder of such QUIPS with respect to payments on the QUIPS to the extent of any payments made by Nevada Power to such holder in any Direct Action. The holders of QUIPS will not be able to exercise directly any other remedy available to the holders of the related QUIDS.

    The holders of the QUIPS would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the QUIDS unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, the holders of at least 25% in aggregate liquidation preference of the outstanding QUIPS would have such right to institute proceedings.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that Nevada Power shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Nevada Power or convey, transfer or lease its properties and assets substantially as an entirety to Nevada Power, unless (i) in case Nevada Power consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Nevada Power's obligations on the QUIDS issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding QUIDS, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantees; and (iv) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the QUIDS protection in the event of a highly leveraged or other transaction involving Nevada Power that may adversely affect holders of the QUIDS.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all QUIDS not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and Nevada Power deposits or causes to be deposited with the Debenture Trustee funds or Government Obligations, in trust, for the purpose and in an amount in the currency or currencies in which the QUIDS are payable sufficient to pay and discharge the entire indebtedness on the QUIDS not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or applicable redemption date or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Nevada Power's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Nevada Power will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

    Unless otherwise indicated in the applicable Prospectus Supplement, the QUIDS of any series may be convertible or exchangeable into QUIPS or other securities. The specific terms on which QUIDS of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Nevada Power, in which case the number of shares of QUIPS or other securities to be received by the Holders of QUIDS would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

    Any QUIDS issued under the Indenture, by the express terms thereof, will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Nevada Power, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the holders of QUIDS or, in the case of Corresponding QUIDS, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the QUIDS.

    In the event of the acceleration of the maturity of any QUIDS, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of QUIDS will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the QUIDS.

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the QUIDS may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.


    "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.


    "Senior Debt" means the principal of and premium and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Nevada Power whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the QUIDS or to other Debt which is PARI PASSU with, or subordinated to, the

QUIDS; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of Nevada Power which when incurred and without respect to any election under Section 1111 (b) of the Bankruptcy Code, was without recourse to Nevada Power, (ii) any Debt of Nevada Power to any of its subsidiaries, (iii) Debt to any employee of Nevada Power, (iv) any liability for taxes, (v) Debt or monetary obligations to trade creditors created or assumed by Nevada Power or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and (vi) the QUIDS.



    The Indenture places no limitation on the amount of additional Senior Debt, parity obligations or other indebtedness that may be incurred by Nevada Power. Furthermore, there are no provisions in the Indenture that afford holders of any QUIDS protection in the event of a highly leveraged or similar transaction involving Nevada Power, whether or not involving a change in control of Nevada Power. The electric utility business is capital intensive. Nevada Power has substantial amounts of outstanding indebtedness constituting Senior Debt and anticipates that it will in the future incur substantial amounts of additional indebtedness constituting Senior Debt.


    The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of QUIDS, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW


    The Indenture and the QUIDS will be governed by and construed in accordance with the laws of the State of New York.


INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of QUIDS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                              DESCRIPTION OF QUIPS

    Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the QUIPS and the Common Securities. The QUIPS of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the QUIPS and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of each Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

    The QUIPS of an Issuer will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities." Legal title to the Corresponding QUIDS will be held by the Property Trustee in trust for the benefit of the holders of the related QUIPS and Common Securities. Each Guarantee Agreement executed by Nevada Power for the benefit of the holders of an Issuer's QUIPS (each, the "Guarantee") will be a guarantee on a subordinated basis with respect to the related QUIPS but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such QUIPS when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

    Each Issuer's QUIPS represent preferred undivided beneficial interests in the assets of such Issuer, and the Distributions on each QUIPS will be payable at a rate specified in the Prospectus Supplement for such QUIPS. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of QUIPS are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.


    Distributions on the QUIPS will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the QUIPS is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.


    If provided in the applicable Prospectus Supplement, Nevada Power has the right under the Indenture, pursuant to which it will issue the Corresponding QUIDS, to defer the payment of interest at any time or from time to time on any series of the Corresponding QUIDS for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date of such series of QUIDS. As a consequence of any such extension, Distributions on the corresponding QUIPS would be deferred (but the QUIPS would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such QUIPS) by the Issuer of such QUIPS during any such Extension Period. During such Extension Period Nevada Power may not, and may not permit any subsidiary of Nevada Power to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect, to any indebtedness of Nevada Power that ranks PARI PASSU with or junior in right of payment to the Corresponding QUIDS or make any guarantee payments with respect to any guarantee by Nevada Power of any indebtedness if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A QUIDS (other than (a) dividends or distributions in Common Stock of Nevada Power, (b) redemption or purchases of any rights pursuant to Nevada Power's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under Nevada Power's Stock Purchase and Dividend Reinvestment Plan and any of Nevada Power's benefit plans for its directors, officers or employees and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Nevada Power or any of its subsidiaries).


    The revenue of each Issuer available for distribution to holders of its QUIPS will be limited to payments under the Corresponding QUIDS in which the Issuer will invest the proceeds from the issuance and sale of its QUIPS and its Common Securities. See "Description of Corresponding QUIDS." If Nevada Power does not make interest payments on such Corresponding QUIDS, the Property Trustee will not have funds available to pay Distributions on the related QUIPS. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Nevada Power on a limited basis as set forth herein under "Description of Guarantees."


    Distributions on the QUIPS will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the QUIPS remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry Issuance." In the event any QUIPS are not in book-entry form, the relevant record date for such QUIPS shall be the date which is 15 days prior to the relevant Distribution Date.


REDEMPTION

    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding QUIDS, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related QUIPS and the Common Securities, upon not less than 30 or more than 60 days notice, at a redemption price (the "Redemption Price"), with respect to such QUIPS and the Common Securities, equal to the aggregate liquidation preference of such QUIPS plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by Nevada Power upon the concurrent redemption of such Corresponding QUIDS. See "Description of Corresponding QUIDS--Optional Redemption." If less than all of any series of Corresponding QUIDS are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related QUIPS and the Common Securities. The amount of premium, if any, paid by Nevada Power upon the redemption of all or any part of any series of any Corresponding QUIDS to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related QUIPS and the Common Securities.

    Nevada Power will have the right to redeem any series of Corresponding QUIDS
(i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Corresponding QUIDS--Optional Redemption," (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Corresponding QUIDS--Optional Redemption," or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

    SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF CORRESPONDING QUIDS. If a Special Event in respect of a series of QUIPS and Common Securities has occurred and is continuing, Nevada Power has the right to redeem the Corresponding QUIDS in whole (but not in part) and thereby cause a mandatory redemption of such QUIPS and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, Nevada Power has the right to terminate the related Issuer and, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, cause such Corresponding QUIDS to be distributed to the holders of such QUIPS and Common Securities in liquidation of the Issuer. If Nevada Power does not elect either option described above, the applicable series of QUIPS will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding QUIDS.

    EXTENSION OF MATURITY OF CORRESPONDING QUIDS. If provided in the applicable Prospectus Supplement, Nevada Power shall have the right to extend or shorten the maturity of any series of Corresponding QUIDS at the time that Nevada Power exercises its right to elect to liquidate the related Issuer and cause such Corresponding QUIDS to be distributed to the holders of such QUIPS and Common Securities in liquidation of the Issuer, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

    "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding QUIPS and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

    "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of QUIPS issued by the applicable Issuer.

    "Like Amount" means (i) with respect to a redemption of any series of QUIPS, QUIPS of such series and the Common Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding QUIDS to be contemporaneously redeemed in accordance with the Indenture allocated 3% to the Common Securities and 97% to the QUIPS of such series and the proceeds of which will be used to pay the Redemption Price of such QUIPS and to redeem such Common Securities, and (ii) with respect to a distribution of Corresponding QUIDS to holders of any series of QUIPS and the Common Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding QUIDS having a principal amount equal to the Liquidation Amount of the QUIPS and the Common Securities of the holder to whom such Corresponding QUIDS are distributed.

    "Liquidation Amount" means the stated amount of $25 per QUIPS and Common Security.

    "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel, rendered by a law firm having a national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the QUIPS under the related Trust Agreement, there is more than an insubstantial risk that (i) the applicable Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Corresponding QUIDS, (ii) interest payable by Nevada Power on the Corresponding QUIDS is not, or within 90 days of the date of such opinion, will not be, deductible by Nevada Power, in whole or in part, for United States federal income tax purposes, or (iii) the applicable Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.



    In certain circumstances involving the termination of an Issuer, Corresponding QUIDS may be distributed in exchange for QUIPS. After the liquidation date fixed for any distribution of Corresponding QUIDS for any series of QUIPS (i) such series of QUIPS will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of QUIPS, will receive a registered global certificate or certificates representing the Corresponding QUIDS to be delivered upon such distribution and (iii) any certificates representing such series of QUIPS not held by DTC or its nominee will be deemed to represent the Corresponding QUIDS having a principal amount equal to the stated liquidation preference of such series of QUIPS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of QUIPS until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.


    There can be no assurance as to the market prices for the QUIPS or the Corresponding QUIDS that may be distributed in exchange for QUIPS if a dissolution and liquidation of an Issuer were to occur. Accordingly, the QUIPS that an investor may purchase, or the Corresponding QUIDS that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the QUIPS.

REDEMPTION PROCEDURES

    QUIPS redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding QUIDS. Redemptions of the QUIPS shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See "--Subordination of Common Securities."


    If an Issuer gives a notice of redemption in respect of its QUIPS, then, by 2:00 p.m., New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the QUIPS in book entry only form. See "--Book-Entry Issuance." If such QUIPS are no longer in book-entry form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such QUIPS funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such QUIPS. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any QUIPS called for redemption shall be payable to the holders of such QUIPS on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such QUIPS so called for redemption will cease, except the right of the holders of such QUIPS to receive the Redemption Price, but without interest on such Redemption Price, and such QUIPS will cease to be outstanding. In the event that any date fixed for redemption of QUIPS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such

Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of QUIPS called for redemption is improperly withheld or refused and not paid either by the Issuer or by Nevada Power pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such QUIPS will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such QUIPS to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), Nevada Power or its subsidiaries may at any time and from time to time purchase outstanding QUIPS by tender, in the open market or by private agreement.


    Payment of the Redemption Price on the QUIPS and any distribution of Corresponding QUIDS to holders of QUIPS shall be made to the applicable record holders thereof as they appear on the register for such QUIPS on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any QUIPS are not in book-entry form, the relevant record date for such QUIPS shall be the date which is 15 days prior to the Redemption Date or liquidation date, as applicable.



    If less than all of the QUIPS and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such QUIPS and Common Securities to be redeemed shall be allocated pro rata among the QUIPS and the Common Securities. The particular QUIPS to be redeemed shall be selected on a pro rata basis not more than 75 days prior to the Redemption Date by the Property Trustee from the outstanding QUIPS not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation preference of QUIPS of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the QUIPS selected for redemption and, in the case of any QUIPS selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of QUIPS shall relate, in the case of any QUIPS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of QUIPS which has been or is to be redeemed.


    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of QUIDS to be redeemed at its registered address. Unless Nevada Power defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on such QUIDS or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, each Issuer's QUIPS and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such QUIPS and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding QUIPS for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding QUIPS then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's QUIPS then due and payable.

    In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, Nevada Power as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to the Issuer's QUIPS have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the QUIPS have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such QUIPS and not on behalf of Nevada Power as holder of the Issuer's Common Securities, and only the holders of such QUIPS will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON TERMINATION


    Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Nevada Power; (ii) the distribution of a Like Amount of the Corresponding QUIDS to the holders of its QUIPS and Common Securities, if Nevada Power, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of Nevada Power, as Depositor); (iii) the redemption of all of the Issuer's QUIPS following a redemption of all the Corresponding QUIDS as described under "Description of QUIPS-- Redemption--Mandatory Redemption" and "--Special Event Redemption or Distribution of Corresponding QUIDS;" and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer.



    Upon the expiration of the Issuer's term or an early termination as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such QUIPS and Common Securities a Like Amount of the Corresponding QUIDS, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of QUIPS, the aggregate of the liquidation preference plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its QUIPS shall be paid on a pro rata basis. The holder of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its QUIPS, except that if a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a priority over the Common Securities.


EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the QUIPS issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


        (i) the occurrence of a Debenture Event of Default (see "Description of QUIDS--Debenture Events of Default"); or


        (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

       (iii) default by the Property Trustee in the payment of any Redemption Price of any QUIPS or Common Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding QUIPS of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or



        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust or the Property Trustee and, in the case of the Property Trustee, the failure by Nevada Power to appoint a successor Property Trustee within 60 days thereof.



    Within fifteen Business Days after the occurrence of any Event of Default known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's QUIPS, the Administrative Trustees and Nevada Power, as Depositor, unless such Event of Default shall have been cured or waived or unless, except for a default in the payment of principal of (or premium if any) or interest on any of the QUIPS or QUIDS, the Property Trustee in good faith determinates the withholding of such notice is in the interests of the holders of the QUIPS. Nevada Power, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.


    If, in the event of a Debenture Event of Default, the Debenture Trustee fails, or the holders of not less than 25% in principal amount of the outstanding QUIDS fail, to declare the principal of all of the QUIDS to be immediately due and payable, the holders of at least 25% in aggregate liquidation preference of the QUIPS then outstanding shall have such right.

    If a Debenture Event of Default has occurred and is continuing, the QUIPS shall have a preference over the Common Securities upon termination of each Issuer as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of QUIPS to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF QUIPS


    If an Event of Default has occurred and is continuing, then the holders of QUIPS would rely on the enforcement by the Debenture Trustee of its rights as a holder of the related QUIDS against Nevada Power. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Nevada Power to pay interest or principal (or premium) on the related QUIDS on the date such interest or principal (or premium) is otherwise payable (or in the case of redemption, on the redemption date), then a holder of QUIPS may directly institute a proceeding against Nevada Power for enforcement of payment to such holder of the principal of or interest or premium on the related QUIDS having a principal amount equal to the aggregate liquidation preference of the QUIPS of such holder (a "Direct Action") after the respective due date specified in the related QUIDS. In connection with such Direct Action, Nevada Power will be subrogated to the rights of such holder of QUIPS under the Trust Agreement to the extent of any payment made by Nevada Power to such holder of QUIPS in such Direct Action.


REMOVAL OF ISSUER TRUSTEES


    Unless a Debenture Event of Default has occurred and is continuing, any Issuer Trustee may be removed at any time by Nevada Power as the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Delaware Trustee or the Property Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding QUIPS. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE


    Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Nevada Power, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons approved by the Property Trustee either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS


    An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of Nevada Power, with the consent of the Administrative Trustees and without the consent of or notice to the holders of the QUIPS, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that
(i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the QUIPS or (b) substitutes for the QUIPS other securities having substantially the same terms as the QUIPS (the "Successor Securities") so long as the Successor Securities rank the same as the QUIPS rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Nevada Power expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding QUIDS, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the QUIPS are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the QUIPS (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, Nevada Power has received an opinion of counsel experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the QUIPS (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) Nevada Power or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the QUIPS, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire or lease its properties and assets substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

    Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the QUIPS will have no voting rights.


    Each Trust Agreement may be amended from time to time by Nevada Power and the Issuer Trustees, without the consent of the holders of the QUIPS (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement that shall not be inconsistent with the other provisions of such Trust Agreement, or
(ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any QUIPS and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of QUIPS or Common Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of QUIPS and Common Securities. Each Trust Agreement may be amended by the Issuer Trustees and Nevada Power with (i) the consent of holders representing a majority (based upon Liquidation Amounts) of the outstanding QUIPS and Common Securities and
(ii) receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status of an "investment company" under the Investment Company Act, provided, further that without the consent of each holder of QUIPS and Common Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the QUIPS and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the QUIPS and Common Securities as of a specified date or (ii) restrict the right of a holder of QUIPS and Common Securities to institute suit for the enforcement of any such payment on or after such date.


    So long as any Corresponding QUIDS are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Corresponding QUIDS, (ii) waive any past default that is waiveable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the QUIDS shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding QUIDS, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding corresponding QUIPS; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding QUIDS affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding QUIPS. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the QUIPS except by subsequent vote of the holders of the QUIPS. The Property Trustee shall notify each holder of record of the QUIPS of any notice of default with respect to the Corresponding QUIDS. In addition to obtaining the foregoing approvals of the holders of the QUIPS, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of QUIPS may be given at a meeting of holders of QUIPS convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of QUIPS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of QUIPS in the manner set forth in the applicable Trust Agreement.

    No vote or consent of the holders of QUIPS will be required for an Issuer to redeem and cancel its QUIPS in accordance with the applicable Trust Agreement.

    Notwithstanding that holders of QUIPS are entitled to vote or consent under any of the circumstances described above, any of the QUIPS that are owned by Nevada Power, the Issuer Trustees or any affiliate of Nevada Power or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY


    Payments in respect of the QUIPS shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's QUIPS are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Nevada Power. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and Nevada Power. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and Nevada Power) to act as Paying Agent.


BOOK-ENTRY ISSUANCE

    DTC will act as securities depositary for all of the QUIPS. The QUIPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the QUIPS of each Issuer, representing in the aggregate the total number of such Issuer's QUIPS, and will be deposited with DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of QUIPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the QUIPS on DTC's records. The ownership interest of each actual purchaser of each QUIPS ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased QUIPS. Transfers of ownership interests in the QUIPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in QUIPS, except in the event that use of the book-entry system for the QUIPS of such Issuer is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the QUIPS; DTC's records reflect only the identity of the Direct Participants to whose accounts such QUIPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Redemption notices shall be sent to Cede & Co. as the registered holder of the QUIPS. If less than all of an Issuer's QUIPS are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    Although voting with respect to the QUIPS is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to QUIPS. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such QUIPS are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Distribution payments on the QUIPS will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer or Nevada Power, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depositary with respect to any of the QUIPS at any time by giving reasonable notice to the Property Trustee and Nevada Power. In the event that a successor securities depositary is not obtained, definitive QUIPS certificates representing such QUIPS are required to be printed and delivered. Nevada Power, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of QUIPS may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's QUIPS will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and Nevada Power believe to be accurate, but the Issuers and Nevada Power assume no responsibility for the accuracy thereof. Neither the Issuers nor Nevada Power has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

REGISTRAR AND TRANSFER AGENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the QUIPS.

    Registration of transfers of QUIPS will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their QUIPS after such QUIPS have been called for redemption.

THE TRUSTEES


    The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the QUIDS on behalf of the Issuers and will maintain a payment account with respect to the QUIPS and the Common Securities, and will also act as trustee under the Trust Agreements for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees will administer the day to day operations of the Issuers. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of QUIPS are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Nevada Power and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the QUIPS and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding QUIDS will be treated as indebtedness of Nevada Power for United States federal income tax purposes. In this connection, Nevada Power and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that Nevada Power and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related QUIPS.


GOVERNING LAW



    Each Trust Agreement and the QUIPS will be governed by and construed in accordance with the laws of the State of Delaware.


MISCELLANEOUS

    Holders of the QUIPS have no preemptive or similar rights.

    No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

    Each Guarantee will be executed and delivered by Nevada Power concurrently with the issuance by each Issuer of its QUIPS for the benefit of the holders from time to time of such QUIPS. IBJ Schroder will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to QUIPS means that Issuer's QUIPS to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's QUIPS.

GENERAL


    Nevada Power will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) to the holders of the QUIPS, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the QUIPS, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such QUIPS, if and to the extent that the Property Trustee has available at such time in the payment account funds sufficient to make such payment, (ii) the Redemption Price with respect to any QUIPS called for redemption but only to the extent that the Property Trustee has available when due, in the payment account, funds sufficient to make such payment, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding QUIDS are distributed to holders of such QUIPS), the lesser of (a) the Liquidation Distribution but only to the extent the Property Trustee has available when due, in the payment account, funds sufficient to make such payment and (b) the amount of assets of such Issuer remaining available for distribution to holders of QUIPS. Nevada Power's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Nevada Power to the holders of the applicable QUIPS or by causing the Issuer to pay such amounts to such holders.


    Each Guarantee will be an irrevocable guarantee on a subordinated basis of payment of the related Issuer's obligations under the QUIPS, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

    If Nevada Power does not make interest payments on the Corresponding QUIDS held by the Issuer, the Issuer will not be able to pay Distributions on the QUIPS and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of Nevada Power. See "--Status of the Guarantees." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of Nevada Power, whether under the Indenture or any existing or other indenture that Nevada Power may enter into in the future or otherwise, including, without limitation, Nevada Power's Indenture of Mortgage and Deed of Trust dated October 1, 1953 entered into with Bankers Trust Company, together with supplemental indentures heretofore or hereafter entered into.

    Nevada Power has, through the applicable Guarantee, the applicable Trust Agreement, the QUIDS, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the QUIPS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the QUIPS. See "Relationship Among the QUIPS, the Corresponding QUIDS and the Guarantees."

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of Nevada Power and will rank subordinate and junior in right of payment to all Senior Debt.


    Each Guarantee will rank PARI PASSU with all other Guarantees issued by Nevada Power. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related QUIPS. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the QUIPS of the Corresponding QUIDS. None of the Guarantees places a limitation on the amount of additional Senior Debt, parity obligations or other indebtedness that may be incurred by Nevada Power. There are no provisions in any Guarantee that afford holders of any QUIDS protection in the event of a highly leveraged or similar transaction involving Nevada Power, whether or not involving a change in control of Nevada Power. The electric utility business is capital intensive and Nevada Power anticipates that from time to time it will incur substantial additional indebtedness constituting Senior Debt.


AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the related QUIPS (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of a majority of the aggregate liquidation preference of such outstanding QUIPS. The manner of obtaining any such approval will be as set forth under "Description of QUIPS--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Nevada Power and shall inure to the benefit of the holders of the related QUIPS then outstanding.

EVENTS OF DEFAULT


    An event of default under each Guarantee will occur upon the failure of Nevada Power to perform any of its payment or other obligations thereunder provided, however, that, except with respect to a default in payment of any Guarantee Payments, Nevada Power shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of a majority in aggregate Liquidation Amount of the related QUIPS may waive, on behalf of all holders, any event of default and its consequences. The holders of a majority in aggregate Liquidation Amount of the related QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.


    Any holder of the QUIPS may institute a legal proceeding directly against Nevada Power to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

    Nevada Power, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Nevada Power is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by Nevada Power in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any QUIPS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related QUIPS, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding QUIDS to the holders of the related QUIPS. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related QUIPS must restore payment of any sums paid under such QUIPS or such Guarantee.

GOVERNING LAW


    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.


THE EXPENSE AGREEMENT


    Pursuant to an Expense Agreement entered into by Nevada Power under each Trust Agreement (the "Expense Agreement"), Nevada Power will irrevocably and unconditionally guarantee, to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any indebtedness, costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any QUIPS or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the QUIPS or such other similar interests, as the case may be.


                       DESCRIPTION OF CORRESPONDING QUIDS

    The Corresponding QUIDS are to be issued in one or more series under the Indenture with terms corresponding to the terms of the related QUIPS. See "Description of QUIDS." This summary of certain terms and provisions of, or relating to, Corresponding QUIDS and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

    Concurrently with the issuance of each Issuer's QUIPS, such Issuer will invest the proceeds thereof and the consideration paid by Nevada Power for the Common Securities in a series of Corresponding QUIDS issued by Nevada Power to such Issuer. Each series of Corresponding QUIDS will be in the principal amount equal to the aggregate stated Liquidation Amount of the related QUIPS plus Nevada Power's concurrent investment in the Common Securities and will rank PARI PASSU with all other series of QUIDS. The Corresponding QUIDS will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of Nevada Power. See "Description of QUIDS--Subordination" and the Prospectus Supplement relating to any offering of related QUIPS.

OPTIONAL REDEMPTION

    Unless otherwise specified in the applicable Prospectus Supplement, Nevada Power may, at its option, redeem the Corresponding QUIDS of any series in whole at any time or in part from time to time. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding QUIDS so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus the principal amount thereof. See "Description of QUIDS--Redemption."

    If a Special Event in respect of an Issuer shall occur and be continuing, Nevada Power may, at its option, redeem the Corresponding QUIDS at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding QUIDS shall be equal to 100% of the principal amount of such Corresponding QUIDS then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding QUIDS, the proceeds of any such redemption will be used by the Issuer to redeem the Corresponding QUIPS in accordance with their terms. Nevada Power may not redeem a series of Corresponding QUIDS in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding QUIDS of such series for all interest periods terminating on or prior to the Redemption Date.

CERTAIN COVENANTS OF NEVADA POWER


    Nevada Power covenants in the Indenture as to each series of Corresponding QUIDS that if and so long as (i) the Issuer of the related series of QUIPS and Common Securities is the holder of all such Corresponding QUIDS, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) Nevada Power has not redeemed such Corresponding QUIDS and has not terminated such Issuer, Nevada Power will pay to such Issuer such Additional Sums. Nevada Power also covenants, as to each series of Corresponding QUIDS, that it will not, and will not permit any subsidiary of Nevada Power to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Nevada Power's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay or repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness (including other Corresponding QUIDS) that ranks PARI PASSU with or junior in right of payment to the Corresponding QUIDS or make any guarantee payments with respect to any guarantee of any indebtedness if such guarantee ranks PARI PASSU or junior in right of payment to the Corresponding QUIDS (other than (a) dividends or distributions in Common Stock of Nevada Power, (b) redemptions or purchases of rights pursuant to Nevada Power's Stock Purchase Rights Plan or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of Preferred Stock under such plans in the future, (c) payments under any Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under the Stock Purchase and Dividend Reinvestment Plan and any of Nevada Power's benefit plans for its directors, officers or employees, and (e) purchases of Common Stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by Nevada Power or any of its subsidiaries) if at such time (i) there shall have occurred (A) any Debenture Event of Default or (B) any event that with the giving of notice or the lapse of time, or both, would constitute, a Debenture Event of Default with respect to Corresponding QUIDS of such series and in the case of (B), in respect of which Nevada Power shall not have taken reasonable steps to cure, (ii) Nevada Power shall be in default with respect to its payment of any obligations under the related Guarantee or (iii) Nevada Power shall have given notice of its election to begin an Extension Period as provided in the Indenture with respect to Corresponding QUIDS of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. Nevada Power will also covenant, as to each series of Corresponding QUIDS, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding QUIDS have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to Nevada Power's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding QUIDS to the holders of the QUIPS in liquidation of such Issuer or
(b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, (iii) remain the sole Depositor under each Trust Agreement and timely perform in all material respects all of its duties as Depositor and (iv) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                         RELATIONSHIP AMONG THE QUIPS,
                   THE CORRESPONDING QUIDS AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the QUIPS (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by Nevada Power, on a subordinated basis, as and to the extent set forth under "Description of Guarantees." Taken together, Nevada Power's obligations under each series of QUIDS, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of QUIPS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the QUIPS. If and to the extent that Nevada Power does not make payments on any series of Corresponding QUIDS, such Issuer will not pay Distributions or other amounts due on related QUIPS. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of a series of QUIPS may institute a legal proceeding directly against Nevada Power to enforce payment of such Distributions to such holder after the respective due dates. The obligations of Nevada Power under each Guarantee are subordinate and junior in right of payment to all Senior Debt of Nevada Power.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due (taking account of any Extension Period) on each series of Corresponding QUIDS, such payments will be sufficient to cover Distributions and other payments due on the related QUIPS, primarily because (i) the aggregate principal amount of each series of Corresponding QUIDS will be equal to the sum of the aggregate stated liquidation amount of the related QUIPS and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding QUIDS will match the Distribution rate and Distribution and other payment dates for the related QUIPS; (iii) Nevada Power shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its QUIPS under such QUIPS; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

    Notwithstanding anything to the contrary in the Indenture, Nevada Power has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Nevada Power has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF QUIPS

    A holder of any related QUIPS may institute a legal proceeding directly against Nevada Power to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

    A default or event of default under any Senior Debt of Nevada Power will not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of Nevada Power, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding QUIDS until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding QUIDS would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

    Each Issuer's QUIPS evidence a beneficial interest in such Issuer, and each Issuer exists for the exclusive purpose of (i) issuing and selling its QUIPS and Common Securities, (ii) using the proceeds from the sale of such QUIPS and Common Securities to acquire a corresponding series of Corresponding QUIDS issued by Nevada Power, (iii) receiving payments to be made with respect to the QUIDS and disbursing such payments in accordance with the terms of the Trust Agreements and (iv) engaging in only those other activities necessary, convenient or incidental thereto. A principal difference between the rights of a holder of a QUIPS and a holder of a Corresponding QUIDS is that a holder of a Corresponding QUIDS is entitled to receive from Nevada Power the principal amount of and interest accrued on Corresponding QUIDS held, while a holder of QUIPS is entitled to receive Distributions from such Issuer (or from Nevada Power under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding QUIDS, the holders of the related QUIPS will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of QUIPS-- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Nevada Power, the Property Trustee, as holder of the Corresponding QUIDS, would be a subordinated creditor of Nevada Power, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of Nevada Power receive payments or distributions. Because Nevada Power is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its QUIPS), the positions of a holder of such QUIPS and a holder of such Corresponding QUIDS relative to other creditors and to stockholders of Nevada Power in the event of liquidation or bankruptcy of Nevada Power would be substantially the same.

                              PLAN OF DISTRIBUTION

    The QUIDS and the QUIPS may be sold in a public offering to or through underwriters or dealers designated from time to time. Nevada Power and each Issuer may sell its QUIDS and QUIPS as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the QUIDS and QUIPS in respect of which this Prospectus is delivered, the amount or number of QUIDS and QUIPS to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

    Underwriters may offer and sell QUIDS and QUIPS at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of QUIPS, underwriters may be deemed to have received compensation from Nevada Power and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell QUIDS and QUIPS to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

    Any underwriting compensation paid by Nevada Power and/or the applicable Issuer to underwriters in connection with the offering of QUIDS and QUIPS, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of QUIDS and QUIPS may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such QUIDS and QUIPS may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with Nevada Power and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Nevada Power for certain expenses.

    In connection with the offering of the QUIPS of any Issuer, such Issuer may grant to the underwriters an option to purchase additional QUIPS to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such QUIPS.

    Underwriters and dealers may engage in transactions with, or perform services for, Nevada Power and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

    The QUIDS and the QUIPS will be new issues of securities and will have no established trading market. Any underwriters to whom QUIDS and QUIPS are sold for public offering and sale may make a market in such QUIDS and QUIPS, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such QUIDS and QUIPS may or may not be listed on a national securities exchange, as set forth in the applicable Prospectus Supplement. No assurance can be given as to the liquidity of or the existence of trading markets for any QUIDS or QUIPS.

                                 LEGAL MATTERS

    Unless otherwise set forth in the applicable Prospectus Supplement, certain matters of Delaware law relating to the legality of the QUIPS, the validity of the Trust Agreement and the formation of the Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to Nevada Power and the Issuer. The legality of the Guarantee and QUIDS will be passed upon for Nevada Power by Richard L. Hinckley, Vice President, Secretary and Chief Counsel for Nevada Power and by Best Best & Krieger LLP. Certain legal matters will be passed upon for the Underwriters by Jones, Day, Reavis & Pogue, Chicago, Illinois. Certain matters relating to United States federal income tax considerations will be passed upon for Nevada Power and the Series A Issuer by their special tax counsel, Jones, Day, Reavis & Pogue, Chicago, Illinois. For the purposes of their opinions, Best, Best & Krieger LLP and Jones, Day, Reavis & Pogue may rely on the opinion of Mr. Hinckley as to matters governed by the laws of the State of Nevada.

                                    EXPERTS

    The financial statements and financial statement schedule of Nevada Power incorporated in this Prospectus by reference to Nevada Power's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEVADA POWER COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Risk Factors..............................................................  S-4
NVP Capital I.............................................................  S-8
Nevada Power Company......................................................  S-8
Ratio of Earnings to Fixed Charges........................................  S-9
Use of Proceeds...........................................................  S-9
Accounting Treatment......................................................  S-9
Capitalization............................................................  S-10
Selected Financial and Operating Information..............................  S-11
Certain Terms of Series A QUIPS...........................................  S-12
Certain Terms of Series A QUIDS...........................................  S-14
Certain Federal Income Tax Consequences...................................  S-18
Underwriting..............................................................  S-21
Legal Matters.............................................................  S-22

                                   PROSPECTUS
Available Information.....................................................    3
Incorporation of Certain Information by Reference.........................    4
Use of Proceeds...........................................................    4
The Issuers...............................................................    4
Description of QUIDS......................................................    5
Description of QUIPS......................................................   15
Description of Guarantees.................................................   27
Description of Corresponding QUIDS........................................   29
Relationship Among the QUIPS, the Corresponding QUIDS and the
  Guarantees..............................................................   31
Plan of Distribution......................................................   32
Legal Matters.............................................................   33
Experts...................................................................   33

                         5,000,000 PREFERRED SECURITIES

                                 NVP CAPITAL I

                              % CUMULATIVE QUARTERLY
                          INCOME PREFERRED SECURITIES,
                              SERIES A (QUIPS)-SM-

                      GUARANTEED, AS SET FORTH HEREIN, BY

                                  NEVADA POWER
                                    COMPANY

                                   ---------

                                     [LOGO]
                                   ---------

                              GOLDMAN, SACHS & CO.
                           DEAN WITTER REYNOLDS INC.
                             LEGG MASON WOOD WALKER
                                  INCORPORATED
                              MERRILL LYNCH & CO.
                            PAINEWEBBER INCORPORATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the Securities covered by this Registration Statement, other than underwriting discounts and commissions, are as follows:


(a)        SEC registration fee (actual)......................................  $37,878.79
(b)        Printing fees and expenses.........................................  $115,000.00
(c)        Legal fees and expenses............................................  $100,000.00
(d)        Accounting fees and expenses.......................................  $70,000.00
(e)        Blue Sky fees and expenses.........................................  $ 5,000.00
(f)        New York Stock Exchange Listing Fee................................  $50,000.00
(g)        Rating Agency Fees.................................................  $35,000.00
(h)        Trustees' Fee......................................................  $15,000.00
(i)        Other..............................................................  $22,121.21
                                                                                ----------
           Total..............................................................  $450,000.00
                                                                                ----------
                                                                                ----------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by Section 78.037 of the Nevada General Corporation Law, Nevada Power has included in its Restated Articles of Incorporation a provision which states that a director or officer of Nevada Power shall not be liable to Nevada Power or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation of liability is prohibited by Nevada General Corporation Law as the same exists or may hereafter be amended. Section 78.037 currently provides that any such provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the Nevada General Corporation Law.

    As permitted by Section 78.751 of the Nevada General Corporation Law,
Article VIII of Nevada Power's Bylaws provides for the indemnification by Nevada Power, including suits brought by or on behalf of Nevada Power, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

    As permitted by the Nevada General Corporation Law and Article VIII of Nevada Power's Bylaws, Nevada Power has entered into indemnity agreements with its directors and officers that provide for indemnification of such individuals to the fullest extent permitted under Nevada law, and Nevada Power maintains director's and officer's liability for its directors and officers against certain liabilities.

ITEM 16. EXHIBITS


 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
     1.01  Proposed form of Underwriting Agreement Basic Provisions for Preferred Securities.

     4.01  Junior Subordinated Indenture between Nevada Power and IBJ Schroder Bank & Trust Company, as Debenture
            Trustee.

     4.02  Certificate of Trust of NVP Capital I.

     4.03  Trust Agreement of NVP Capital I.

     4.04  Certificate of Trust of NVP Capital II (substantially identical to Exhibit 4.02 except for names and dates).



                                                                          filed.

     4.05  Trust Agreement of NVP Capital II (substantially identical to Exhibit 4.03 except for names and dates).

     4.10  Form of Amended and Restated Trust Agreement (Agreements for NVP Capital I and NVP Capital II, are
            substantially identical except for names and dates).

     4.11  Form of Preferred Security Certificate for NVP Capital I and NVP Capital II (included as Exhibit E of
            Exhibit 4.10 hereto).

     4.12  Form of Guarantee Agreement (Agreements in respect of NVP Capital I and NVP Capital II, are substantially identical except for names and dates).

     4.13  Form of Supplemental Indenture between Nevada Power and IBJ Schroder Bank & Trust Company, as Debenture
            Trustee (Supplemental Indentures for NVP Capital I and NVP Capital II are substantially identical except for names and dates).

     4.14  Form of Agreement as to Expenses and Liabilities between Nevada Power and NVP Capital I (Agreement in respect of NVP Capital II is substantially identical except for names and dates)

    *5.01  Opinion of Best Best & Krieger LLP, relating to the legality of the Junior Subordinated Debentures and the Guarantees.

    *5.02  Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred
            Securities of NVP Capital I and NVP Capital II.

    *8.01  Opinion of Jones, Day, Reavis & Pogue, as to certain United States federal income tax matters.

   *12.01  Statement regarding Computation of Ratio of Earnings to Fixed Charges.

    23.01  Consent of Deloitte & Touche LLP (included in Part II of this Amendment No. 1 to Registration Statement).

    23.02  Consent of Best Best & Krieger LLP (included in Part II of this Amendment No. 1 to Registration
            Statement).

    23.03  Consent of Richard L. Hinckley, Esq. (included in Part II of this Amendment No. 1 to Registration
            Statement).

   *23.04  Consent of Richards, Layton & Finger, special Delaware counsel (included in Exhibit 5.02 hereto).

   *23.05  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 8.01 hereto).

    25.01  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ Schroder Bank &
            Trust Company, as Trustee for the Junior Subordinated Indenture.

    25.02  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ Schroder Bank &
            Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of NVP Capital I.

    25.03  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ Schroder Bank &
            Trust Company, as Guarantee Trustee for the Guarantee for NVP Capital I.



* Previously filed.


    In addition to those Exhibits shown above, Nevada Power hereby incorporates the following Exhibits pursuant to Exchange Act Rule 12b-32 and Regulation #201.24 by reference to the filings set forth below:

  EXHIBIT                                                                           ORIGINALLY FILED
    NO.                                  DESCRIPTION                                   AS EXHIBIT         FILE NO.
-----------  -------------------------------------------------------------------  ---------------------  -----------
       4.1   Certificate of Designation of Cumulative Preferred Stock as
              follows:
               5.40% Series.....................................................  2.1 to Form S-1            2-16968
               5.20% Series.....................................................  2.1 to Form S-1            2-20618
               4.70% Series.....................................................  3.2 to Form 8-K             1-4698
                                                                                                           July 1965
               8% Series........................................................  2.1 to Form S-7            2-44513

  EXHIBIT                                                                           ORIGINALLY FILED
    NO.                                  DESCRIPTION                                   AS EXHIBIT         FILE NO.
-----------  -------------------------------------------------------------------  ---------------------  -----------
               8.70% Series.....................................................  2.1 to Form S-7            2-49622
               11.50% Series....................................................  2.1 to Form S-7            2-52238
               9.75% Series.....................................................  2.1 to Form S-7            2-56788
               Auction Series A.................................................  4.6 to Form S-3           33-15554
               Auction Series A as amended November 14, 1991....................  4.9 to Form S-3           33-44460
               Auction Series A as amended December 12, 1991....................  4.1 to Form 10-K            1-4698
                                                                                                           Year 1992
               9.90% Series.....................................................  4.1 to Form 10-K            1-4698
                                                                                                           Year 1992

       4.2   Indenture of Mortgage and Deed of Trust Providing for First
              Mortgage Bonds, dated October 1, 1953 and Twenty-Six Supplemental
              Indentures as follows:                                              4.2 to Form S-1            2-10932
               First Supplemental Indenture, dated August 1, 1954...............  4.2 to Form S-1            2-11440
               Second Supplemental Indenture, dated September 1, 1956...........  4.9 to Form S-1            2-12566
               Third Supplemental Indenture, dated May 1, 1959..................  4.13 to Form S-1           2-14949
               Fourth Supplemental Indenture, dated October 1, 1960.............  4.5 to Form S-1            2-16968
               Fifth Supplemental Indenture, dated December 1, 1961.............  4.6 to Form S-16           2-74929
               Sixth Supplemental Indenture, dated October 1, 1963..............  4.6A to Form S-1           2-21689
               Seventh Supplemental Indenture, dated August 1, 1964.............  4.6B to Form S-1           2-22560
               Eighth Supplemental Indenture, dated April 1, 1968...............  4.6C to Form S-9           2-28348
               Ninth Supplemental Indenture, dated October 1, 1969..............  4.6D to Form S-1           2-34588
               Tenth Supplemental Indenture, dated October 1, 1970..............  4.6E to Form S-7           2-38314
               Eleventh Supplemental Indenture, dated November 1, 1972..........  2.12 to Form S-7           2-45728
               Twelfth Supplemental Indenture, dated December 1, 1974...........  2.13 to Form S-7           2-52350
               Thirteenth Supplemental Indenture, dated October 1, 1976.........  4.14 to Form S-16          2-74929
               Fourteenth Supplemental Indenture, dated May 1, 1977.............  4.15 to Form S-16          2-74929
               Fifteenth Supplemental Indenture, dated September 1, 1978........  4.16 to Form S-16          2-74929
               Sixteenth Supplemental Indenture, dated December 1, 1981.........  4.17 to Form S-16          2-74929
               Seventeenth Supplemental Indenture, dated August 1, 1982.........  4.2 to Form 10-K            1-4698
                                                                                                           Year 1982
               Eighteenth Supplemental Indenture, dated November 1, 1986........  4.6 to Form S-3            33-9537
               Nineteenth Supplemental Indenture, dated October 1, 1989.........  4.2 to Form 10-K            1-4698
                                                                                                           Year 1989
               Twentieth Supplemental Indenture, dated May 1, 1992..............  4.21 to Form S-3          33-53034
               Twenty-First Supplemental Indenture, dated June 1, 1992..........  4.22 to Form S-3          33-53034
               Twenty-Second Supplemental Indenture, dated June 1, 1992.........  4.23 to Form S-3          33-53034
               Twenty-Third Supplemental Indenture, dated October 1, 1992.......  4.23 to Form S-3          33-53034
               Twenty-Fourth Supplemental Indenture, dated October 1, 1992......  4.23 to Form S-3          33-53034

  EXHIBIT                                                                           ORIGINALLY FILED
    NO.                                  DESCRIPTION                                   AS EXHIBIT         FILE NO.
-----------  -------------------------------------------------------------------  ---------------------  -----------
               Twenty-Fifth Supplemental Indenture, dated January 1, 1993.......  4.23 to Form S-3          33-53034
               Twenty-Sixth Supplemental Indenture dated May 1, 1995............  4.2 to Form 10-K            1-4698
                                                                                                           Year 1995

       4.3   Instrument of Further Assurance dated April 1, 1956 to Indenture of
              Mortgage and Deed of Trust dated October 1, 1953..................  4.8 to Form S-1            2-12566

       4.4   Rights Agreement dated October 15, 1990 between Manufacturers
              Hanover Trust Company and Nevada Power Company....................  4.1 to Form 8-A             1-4698
                                                                                                           Year 1990

ITEM 17. UNDERTAKINGS

    The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas and State of Nevada on the 13th day of March, 1997.


                                NEVADA POWER COMPANY

                                By:            /s/ CHARLES A. LENZIE
                                     -----------------------------------------
                                        (Charles A. Lenzie, Chairman of the
                                         Board and Chief Executive Officer)


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:



(1)  PRINCIPAL EXECUTIVE OFFICER

          /s/ CHARLES A. LENZIE
----------------------------------------   Chairman of the Board and Chief    March 13, 1997
            Charles A. Lenzie               Executive Officer

(2)  PRINCIPAL FINANCIAL AND
    PRINCIPAL ACCOUNTING OFFICER

           * STEVEN W. RIGAZIO
----------------------------------------   Vice President and Treasurer,      March 13, 1997
            Steven W. Rigazio               Chief Financial Officer

(3)  DIRECTORS

           * MARY LEE COLEMAN
----------------------------------------   Director                           March 13, 1997
            Mary Lee Coleman

          * FRED D. GIBSON, JR.
----------------------------------------   Director                           March 13, 1997
           Fred D. Gibson, Jr.

            * JOHN L. GOOLSBY
----------------------------------------   Director                           March 13, 1997
             John L. Goolsby

             * JERRY HERBST
----------------------------------------   Director                           March 13, 1997
              Jerry Herbst

            * CONRAD L. RYAN
----------------------------------------   Director                           March 13, 1997
             Conrad L. Ryan

            * FRANK E. SCOTT
----------------------------------------   Director                           March 13, 1997
             Frank E. Scott

              * A. M. SMITH
----------------------------------------   Director                           March 13, 1997
               A. M. Smith

             * J.A. TIBERTI
----------------------------------------   Director                           March 13, 1997
              J.A. Tiberti

           * JOHN F. O'REILLY
----------------------------------------   Director                           March 13, 1997
            John F. O'Reilly

      *By        CHARLES A. LENZIE
----------------------------------------
  (Charles A. Lenzie, Attorney-in-fact)

                         INDEPENDENT AUDITORS' CONSENT



NEVADA POWER COMPANY



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-21091 of Nevada Power Company on Form S-3 of our reports dated February 14, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Las Vegas, Nevada
March 11, 1997

                               CONSENT OF COUNSEL


    I hereby consent to the use of my name as Vice President, Secretary and Chief Counsel of Nevada Power wherever it appears in this Amendment No. 1 to Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.


                                          RICHARD L. HINCKLEY, Esq.


Las Vegas, Nevada
March 13, 1997


                            ------------------------

                               CONSENT OF COUNSEL


    We hereby consent to all references to our Firm included in or made a part of this Amendment No. 1 to Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.


                                          BEST BEST & KRIEGER LLP


Riverside, California
March 13, 1997

    Pursuant to the requirements of the Securities Act of 1933, NVP Capital I and NVP Capital II certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 13, 1997.


                                          NVP CAPITAL I

                                            (Registrant)

                                          By: Nevada Power Company, as Depositor
                                          By:       /s/ CHARLES A. LENZIE
                                          --------------------------------------

                                            Charles A. Lenzie, Chairman of the
                                                          Board
                                               and Chief Executive Officer

                                          NVP CAPITAL II
                                            (Registrant)

                                          By: Nevada Power Company, as Depositor

                                          By:       /s/ CHARLES A. LENZIE
                                          --------------------------------------

                                            Charles A. Lenzie, Chairman of the
                                                          Board
                                               and Chief Executive Officer

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIAL
 EXHIBIT                                                                                                    NUMBERING
   NO.                                                                                                      PAGE NO.
---------                                                                                                ---------------
     1.01  Proposed form of Underwriting Agreement Basic Provisions for Preferred Securities

     4.01  Junior Subordinated Indenture between Nevada Power and IBJ Schroder Bank & Trust Company, as
            Debenture Trustee

     4.02  Certificate of Trust of NVP Capital I.......................................................

     4.03  Trust Agreement of NVP Capital I............................................................

     4.04  Certificate of Trust of NVP Capital II (substantially identical to Exhibit 4.02 except for names and dates)...........................................................................

     4.05  Trust Agreement of NVP Capital II (substantially identical to Exhibit 4.02 except for names and dates).................................................................................

     4.10  Form of Amended and Restated Trust Agreement (Agreements for NVP Capital I and NVP Capital
            II are substantially identical except for names and dates)

     4.11  Form of Preferred Security Certificate for NVP Capital I and NVP Capital II (included as
            Exhibit E of Exhibit 4.10 hereto)

     4.12  Form of Guarantee Agreement (Agreements in respect of NVP Capital I and NVP Capital II are substantially identical except for names and dates)

     4.13  Form of Supplemental Indenture between Nevada Power and IBJ Schroder Bank & Trust Company, as Debenture Trustee (Supplemental Indentures for NVP Capital I and NVP Capital II are
            substantially identical except for names and dates)

     4.14  Form of Agreement as to Expenses and Liabilities between Nevada Power and NVP Capital I
            (Agreement in respect of NVP Capital II is substantially identical except for names and dates)

     5.01  Opinion of Best Best & Krieger LLP, relating to the legality of the Junior Subordinated
            Debentures and the Guarantees (previously filed)

     5.02  Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities NVP Capital I and NVP Capital II (previously filed)

     8.01  Opinion of Jones, Day, Reavis & Pogue as to certain United States federal income tax matters
            (previously filed)

    12.01  Statement regarding Computation of Ratio of Earnings to Fixed Charges (previously filed)

    23.01  Consent of Deloitte & Touche LLP (included in Part II of this Amendment No. 1 to
            Registration Statement)....................................................................

    23.02  Consent of Best Best & Krieger LLP (included in Part II of this Amendment No. 1 to
            Registration Statement)....................................................................

    23.03  Consent of Richard L. Hinckley, Esq. (included in Part II of this Amendment No. 1 to
            Registration Statement)....................................................................

                                                                                                           SEQUENTIAL
 EXHIBIT                                                                                                    NUMBERING
   NO.                                                                                                      PAGE NO.
---------                                                                                                ---------------
    23.04  Consent of Richards, Layton & Finger, special Delaware counsel (included in Exhibit 5.02 hereto (previously filed))

    23.05  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 8.01 hereto (previously filed))

    25.01  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ
            Schroder Bank & Trust Company, as Trustee for the Junior Subordinated Indenture............

    25.02  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ
            Schroder Bank & Trust Company, as Property Trustee for the Amended and Restated Trust
            Agreement of NVP Capital I.................................................................

    25.03  Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of IBJ
            Schroder Bank & Trust Company, as Guarantee Trustee for the Guarantee for NVP Capital I....



    In addition to those Exhibits shown above, Nevada Power hereby incorporates the following Exhibits pursuant to Exchange Act Rule 12b-32 and Regulation #201.24 by reference to the filings set forth below:


  EXHIBIT                                                                           ORIGINALLY FILED
    NO.                                  DESCRIPTION                                   AS EXHIBIT         FILE NO.
-----------  -------------------------------------------------------------------  ---------------------  -----------
       4.1   Certificate of Designation of Cumulative Preferred Stock as
              follows:
               5.40% Series.....................................................  2.1 to Form S-1            2-16968
               5.20% Series.....................................................  2.1 to Form S-1            2-20618
               4.70% Series.....................................................  3.2 to Form 8-K             1-4698
                                                                                                           July 1965
               8% Series........................................................  2.1 to Form S-7            2-44513
               8.70% Series.....................................................  2.1 to Form S-7            2-49622
               11.50% Series....................................................  2.1 to Form S-7            2-52238
               9.75% Series.....................................................  2.1 to Form S-7            2-56788
               Auction Series A.................................................  4.6 to Form S-3           33-15554
               Auction Series A as amended November 14, 1991....................  4.9 to Form S-3           33-44460
               Auction Series A as amended December 12, 1991....................  4.1 to Form 10-K            1-4698
                                                                                                           Year 1992
               9.90% Series.....................................................  4.1 to Form 10-K            1-4698
                                                                                                           Year 1992

       4.2   Indenture of Mortgage and Deed of Trust Providing for First
              Mortgage Bonds, dated October 1, 1953 and Twenty-Six Supplemental
              Indentures as follows:                                              4.2 to Form S-1            2-10932
               First Supplemental Indenture, dated August 1, 1954...............  4.2 to Form S-1            2-11440
               Second Supplemental Indenture, dated September 1, 1956...........  4.9 to Form S-1            2-12566
               Third Supplemental Indenture, dated May 1, 1959..................  4.13 to Form S-1           2-14949
               Fourth Supplemental Indenture, dated October 1, 1960.............  4.5 to Form S-1            2-16968
               Fifth Supplemental Indenture, dated December 1, 1961.............  4.6 to Form S-16           2-74929
               Sixth Supplemental Indenture, dated October 1, 1963..............  4.6A to Form S-1           2-21689
               Seventh Supplemental Indenture, dated August 1, 1964.............  4.6B to Form S-1           2-22560
               Eighth Supplemental Indenture, dated April 1, 1968...............  4.6C to Form S-9           2-28348
               Ninth Supplemental Indenture, dated October 1, 1969..............  4.6D to Form S-1           2-34588

  EXHIBIT                                                                           ORIGINALLY FILED
    NO.                                  DESCRIPTION                                   AS EXHIBIT         FILE NO.
-----------  -------------------------------------------------------------------  ---------------------  -----------
               Tenth Supplemental Indenture, dated October 1, 1970..............  4.6E to Form S-7           2-38314
               Eleventh Supplemental Indenture, dated November 1, 1972..........  2.12 to Form S-7           2-45728
               Twelfth Supplemental Indenture, dated December 1, 1974...........  2.13 to Form S-7           2-52350
               Thirteenth Supplemental Indenture, dated October 1, 1976.........  4.14 to Form S-16          2-74929
               Fourteenth Supplemental Indenture, dated May 1, 1977.............  4.15 to Form S-16          2-74929
               Fifteenth Supplemental Indenture, dated September 1, 1978........  4.16 to Form S-16          2-74929
               Sixteenth Supplemental Indenture, dated December 1, 1981.........  4.17 to Form S-16          2-74929
               Seventeenth Supplemental Indenture, dated August 1, 1982.........  4.2 to Form 10-K            1-4698
                                                                                                           Year 1982
               Eighteenth Supplemental Indenture, dated November 1, 1986........  4.6 to Form S-3            33-9537
               Nineteenth Supplemental Indenture, dated October 1, 1989.........  4.2 to Form 10-K            1-4698
                                                                                                           Year 1989
               Twentieth Supplemental Indenture, dated May 1, 1992..............  4.21 to Form S-3          33-53034
               Twenty-First Supplemental Indenture, dated June 1, 1992..........  4.22 to Form S-3          33-53034
               Twenty-Second Supplemental Indenture, dated June 1, 1992.........  4.23 to Form S-3          33-53034
               Twenty-Third Supplemental Indenture, dated October 1, 1992.......  4.23 to Form S-3          33-53034
               Twenty-Fourth Supplemental Indenture, dated October 1, 1992......  4.23 to Form S-3          33-53034
               Twenty-Fifth Supplemental Indenture, dated January 1, 1993.......  4.23 to Form S-3          33-53034
               Twenty-Sixth Supplemental Indenture dated May 1, 1995............  4.2 to Form 10-K            1-4698
                                                                                                           Year 1995

       4.3   Instrument of Further Assurance dated April 1, 1956 to Indenture of
              Mortgage and Deed of Trust dated October 1, 1953..................  4.8 to Form S-1            2-12566

       4.4   Rights Agreement dated October 15, 1990 between Manufacturers
              Hanover Trust Company and Nevada Power Company....................  4.1 to Form 8-A             1-4698
                                                                                                           Year 1990